U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

BrewDog USA Inc.
(Exact name of issuer as specified in its charter)

Delaware
(State of other jurisdiction of incorporation or organization)

96 Gender Rd
Canal Winchester, OH 43110
614-400-3077
(Address, including zip code, and telephone number,
including area code of issuer's principal executive office)

Kendall A. Almerico
Almerico Law - Kendall A. Almerico, P.A.
1440 G Street NW
Washington DC 20005
(202) 370-1333
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

5180	47-4320975
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

PART II - OFFERING CIRCULAR - FORM 1-A: TIER 2

Dated: January 24, 2018

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

BREWDOG USA INC.

96 Gender Rd
Canal Winchester, OH 43110
614-400-3077
www.BrewDog.com

1,000,000 Shares of Common Stock at $50.00 per Share
Minimum Investment: 1 Share ($50.00)
Maximum Offering: $50,000,000.00

See The Offering - Page 11 and Securities Being Offered - Page 49 For Further Details
None of the Securities Offered Are Being Sold By Present Security Holders
This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 90 days from the date of qualification by the Securities And Exchange Commission,
Unless Extended or Terminated Earlier By The Issuer

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PLEASE REVIEW ALL RISK FACTORS ON PAGES PAGE 13 THROUGH PAGE 27 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a "best efforts" basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$50.00	$2.50	$47.50	None
Minimum Investment	$50.00	$2.50	$47.50	None
Maximum Offering	$50,000,000.00	$3,325,000.00	$46,675,000.00	None

(1) The Company shall pay Keystone Capital Corporation a broker-dealer services fee equivalent to (i) 5% of capital raised up to the first $10 million raised, (ii) for all capital raised between $10,000,001 and $15,000,000, a fee of 5.5%, (iii) for all capital raised between $15,000,001 and $20,000,000, a fee of 6%, (iv) for all capital raised between $20,000,001 and $25,000,000, a fee of 6.5%, (v) for all capital raised between $25,000,001 and $30,000,000, a fee of 7%, (vi) for all capital raised between
$30,000,001 and $35,000,000, a fee of 7.5%, (vii) for all capital raised between $35,000,001 and $50,000,000, a fee of 8%. Keystone Capital Corporation is not an underwriter and will not be paid underwriting fees, but will be paid service fees. See "PLAN OF DISTRIBUTION."

(2) Does not reflect payment of expenses of this offering, which are estimated to not exceed $150,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include fees to be paid to the escrow agent and administrative fees paid to Keystone Capital Corporation or technology providers. If the Company engages the services of additional broker-dealers in connection with the offering, their commissions will be an additional expense of the offering. See the "PLAN OF DISTRIBUTION" for details regarding the compensation payable in connection with this offering. This amount represents the proceeds of the offering to the Company, which will be used as set out in "USE OF PROCEEDS TO ISSUER."

(3) There are no finder's fees or other fees being paid to third parties from the proceeds, other than those disclosed below. See 'PLAN OF DISTRIBUTION.'

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE

THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering (the "Offering") consists of Common Stock (the "Shares" or individually, each a "Share") that is being offered on a "best efforts" basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by BrewDog USA, Inc., a Delaware Corporation ("BrewDog USA" or the "Company"). There are 1,000,000 Shares being offered at a price of $50.00 per Share with a minimum purchase of one (1) Share per investor. The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company and through Keystone Capital Corporation ("Keystone"), a broker/dealer registered with the Securities and Exchange Commission (the "SEC") and a member of the Financial Industry Regulatory Authority ("FINRA"). The maximum aggregate amount of the Shares offered is $50,000,000.00 (the "Maximum Offering"). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 90 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company's CEO. Pending each closing, payments for the Shares will be deposited in an escrow account set up by Keystone to be held in escrow for the Company. Funds will be promptly refunded without interest, for sales that are not consummated. All funds received by the escrow agent shall be held only in a non-interest bearing bank account. Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company's business in a manner consistent with the "USE OF PROCEEDS TO ISSUER" in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY'S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND

OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED 'BLUE SKY' LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as 'anticipate,' 'estimate,' 'expect,' 'project,' 'plan,' 'intend,' 'believe,' 'may,' 'should,' 'can have,' 'likely' and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering

Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

TABLE OF CONTENTS

OFFERING SUMMARY, PERKS AND RISK FACTORS	9
OFFERING SUMMARY	9
PERKS	9
The Offering	11
Investment Analysis	12
RISK FACTORS	13
DILUTION	27
PLAN OF DISTRIBUTION	28
USE OF PROCEEDS TO ISSUER	32
DESCRIPTION OF BUSINESS	34
DESCRIPTION OF PROPERTY	40
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	41
Results of Operations	41
Liquidity and Capital Resources	42
Plan of Operations	42
Trend Information	43
Off-Balance Sheet Arrangements	43
Critical Accounting Policies	43
Revenue Recognition	44
Additional Company Matters	44
DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES	44
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	45
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS	47
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	48
SECURITIES BEING OFFERED	49
DISQUALIFYING EVENTS DISCLOSURE	50
ERISA CONSIDERATIONS	51
INVESTOR ELIGIBILITY STANDARDS	53
SIGNATURES	54
ACKNOWLEDGMENT ADOPTING TYPED SIGNATURES	55
SECTION F/S FINANCIAL STATEMENTS	56

OFFERING SUMMARY, PERKS AND RISK FACTORS

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering:	Common Stock
Price Per Share:	$50.00
Minimum Investment:	$50.00 per investor (1 Share of Common Stock)
Maximum Offering:	$50,000,000.00. The Company will not accept investments greater than the Maximum Offering amount.
Maximum Shares Offered:	1,000,000 Shares of Common Stock
Use of Proceeds:	See the description in section entitled "USE OF PROCEEDS TO ISSUER" on page 32 herein.
Voting Rights:	The Shares have full voting rights.
Length of Offering:

Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) 90 days from the date of qualification by the Commission, (3) if Company in its sole discretion extends the offering beyond 90 days from the date of qualification by the Commission, or (4) the Company in its sole discretion withdraws this
Offering.

PERKS

The Company will provide the following perquisites* ("perks") to investors in this offering, in addition to the Shares purchased, at each level of investment defined below, after a subscription for investment is accepted and after Shares are issued to the investor:

For a $50 investment, you will receive one (1) Share of Common Stock and

  5% discount in BrewDog bars worldwide,
  10% discount off our U.S. online shop,
  10% off Doghouse standard rooms when our hotel opens in Columbus, Ohio,
  A free tour of BrewDog plc's Ellon brewery (travel not included),
  A free tour of BrewDog USA's Columbus brewery (travel not included),

  An invitation +1 to our U.S. AGM (Annual General Mayhem) in Columbus, Ohio (travel not included),
  Access to our online investor forum,
  An Equity for Punks ID card,
  Attendance at our shareholder brew day for you and a +1,
  A free draft BrewDog beer on your birthday, redeemable at DogTap Columbus or any BrewDog bar worldwide, and
  A free copy of our book, Craft Beer For The People, signed by the author. You can collect from DogTap Columbus for free, or add it to an order from our U.S. online shop.

For a $100 investment, you will receive all of the perks at the $50 level plus two (2) Shares of Common Stock and you will receive a 3 month subscription to our upcoming television network when it launches.

For a $200 investment, you will receive all of the perks at the $50 level plus four (4) Shares of Common Stock and you will receive a 6 month subscription to our upcoming television network when it launches.

For a $400 investment, you will receive all of the perks at the $50 level plus eight (8) Shares of Common Stock and you will receive a 12 month subscription to our upcoming television network when it launches.

For a $500 investment, you will receive all of the perks at the $50 level and $400 level plus ten (10) Shares of Common Stock, and

  An increased discount worth 20% for our US online store, and
  An exclusive Equity Punk T-shirt and pin badge, which can be claimed from our brewery in Columbus Ohio or added to an order from our online store.

For a $1,000 investment, you will receive all of the perks at the $50 and $500 levels plus twenty (20) Shares of Common Stock and

You get to choose to be in one of these two clubs:

  Overworks Overlords USA Club. Membership entitles you to 3 bottles of 4 exclusive releases of our sour beers, once Overworks launches. These can be mailed to you if your address is within Ohio, or can be picked up from the brewery in Columbus, Ohio. Delivery by mail outside of Ohio is not available due to liquor laws. All beers are suitable for ageing, and we can store them for you so you can collect all 12 bottles after all 4 releases have been released if you prefer. We can hold your bottles for up to 12 months after the last release launches, or
  DogHouse Club. 2 free nights accommodations at our Columbus DogHouse Hotel (when it opens) to use in the next 2 years after the termination of this Offering.

For a $1,500.00 investment, you will receive all of the perks at the $50, $500 and $1,000 levels plus thirty (30) Shares of Common Stock and

  You will be a member in both the Overworks Overlords USA Club and the DogHouse Club.

The above clubs must be redeemed via our website, on your account on www.BrewDog.com. These will become available to redeem once your Shares have been issued.

For a $5,000 investment, you will receive all of the perks at the $50, $500, $1,000 and $1,500 levels plus one hundred (100) Shares of Common Stock and your choice of one of the following:

  "We bleed craft beer" dog day at our Columbus brewery, with a Q&A panel with our directors, a tour, a tasting & dinner, or
  "We are geeks" dog day at our Columbus brewery, with a Q&A panel with our quality team, a VIP tour, a tasting & dinner, or
  Beer Fridge - A custom designed BrewDog beer fridge, which can be collected from our Columbus brewery or sent to you for a supplementary shipping charge, or
  "In the DogHouse" - A bumper version of your DogHouse Club, including an extra night, so a total of 3 nights accommodation for 2 people, plus a Columbus beer day.

For a $10,000 investment, you will receive all of the perks at the $50, $500, $1,000, and $1,500 levels plus your choice of one perk from the $5,000 tier of perks above, and two hundred (200) Shares of Common Stock, plus your choice of one of the following:

  Brew your own beer with 4 friends, and have a party at our Columbus brewery to launch it with a reserved area for you and 30 friends. (travel not included), or
  AGM DogHouse. 2 nights in the DogHouse hotel in Columbus with breakfast & dinner, guaranteed for the next AGM after the close of EFP USA 2.0 and once The DogHouse is complete, or
  A free case of any of your choice of any of our headliner beers brewed in Ohio every month for a year, available for you to collect from our Columbus brewery.

For a $20,000 investment, you will receive all of the perks at the $50, $500, $1,000 and $1,500 levels plus one perk from each of the $5,000 and $10,000 perk tiers, plus four hundred (400) Shares of Common Stock and your choice of one of the following:

  HQ Weekender, a weekend at the Columbus brewery, with 2 rooms and 2 nights in The DogHouse for you and 3 friends to brew with our team, get a tour, breakfast and dinner for 2 days, and a brewery tour around Columbus (travel not included). We'll make 10 cases of the beer available for you to collect once it's ready, and the rest will be sold in DogTap Columbus, or
  Your own cask of LoneWolf Whisky made in Ellon, Scotland. You decide what it's called and when we bottle it for you, and we will ship the final product to you it when it's ready.

For a $50,000 investment, you will receive all of the perks at the $50, $500, $1,000 and $1,500 levels plus your choice of one perk from each of the $5,000, $10,000 and $20,000 perk tiers, plus one thousand (1000) Shares of Common Stock and:

  BrewDog your house - we install a fully functioning BrewDog bar in your home, with 3 taps, a beer fridge and a miniature set up of a BrewDog bar.

*Please note that some of these perks may be limited in capacity due to availability. Please check www.BrewDog.com to find out what is available before you invest.

The Offering

Common Stock Outstanding (1)(2)	6,464,239 Shares
Common Stock in this Offering	1,000,000 Shares
Stock to be outstanding after the offering (3)	7,464,239 Shares

(1) All Shares of Common Stock are held by BrewDog plc, investors from our previous Regulation A offering, and others as set out in the Capitalization Table herein.

(2) There is only one class of stock in the Company at present - Common Stock.

(3) The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this offering.

The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be kept in an escrow account until the next closing after they are received by the escrow agent. At each closing, with respect to subscriptions accepted by the Company, funds held in escrow will be distributed to the Company, and the associated Shares will be issued to the investors that purchased such Shares. Investors may not withdraw their Shares from escrow unless the offering is terminated without a closing having occurred.

The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering.

We are not listed on any trading market or stock exchange, and our ability to list our stock in the future is uncertain. Investors should not assume that the Offered Shares will be listed. A public trading market for the shares may not develop.

Investment Analysis

The Company believes that it has strong economic prospects by virtue of the following dynamics of the industry, the success of BrewDog plc in the United Kingdom and elsewhere, and other reasons:

1. Management believes that the trends for growth in the craft brewery industry in the United States are favorable.

2. The demand for quality craft beer in the United States is expected to grow, creating an opportunity for the Company as it is already ahead of many competitors based upon its success in the United Kingdom and elsewhere.

3. Management believes that the high quality of its craft beer, its knowledge of running a craft brewery and operating its brew pubs and bars through BrewDog plc, and its experience in marketing its craft beers and brand will position BrewDog USA Inc. for profitable operations and will create new market opportunities in the United States.

Despite Management's beliefs, there is no assurance that BrewDog USA Inc. will be profitable, or that management's opinion of the industry's favorable dynamics will not be outweighed in the future by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

The purchase of the Company's Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company's business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company's business, please be advised that the Company's actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company's current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Relating to the Company and Its Business

The Company Has Limited Operating History

The Company has a limited operating history and there can be no assurance that the Company's proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that it will ever realize any significant operating revenues or that its operations will ever be profitable.

The Company Is Dependent Upon Its Management, Founders, Key Personnel and Consultants to Execute the Business Plan, And Many Of Them Will Have Concurrent Responsibilities At Other Businesses Such As BrewDog plc

The Company's success is heavily dependent upon the continued active participation of the Company's current executive officers as well as other key personnel and consultants. Many of them will have concurrent responsibilities at other entities such as BrewDog plc. Loss of the services of one or more of these individuals could have a material adverse effect upon the Company's business, financial condition or results of operations. Further, the Company's success and achievement of the Company's growth plans depend on the Company's ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the healthy living, healthcare and online industries is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company's activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company's business, financial condition or results of operations.

Although Dependent Upon Certain Key Personnel, The Company Does Not Have Any Key Man Life Insurance Policies On Any Such People

The Company is dependent upon management in order to conduct its operations and execute its business plan; however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or founders die or become disabled, the Company will not receive any compensation that would assist with such person's absence. The loss of such person could negatively affect the Company and its operations.

The Company Is Subject To Income Taxes As Well As Non-Income Based Taxes, Such As Payroll, Sales, Use, Value-Added, Net Worth, Property And Goods And Services Taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our consolidated financial position and results of operations in the period or periods for which determination is made.

The Company Is Not Subject To Sarbanes-Oxley Regulations And Lack The Financial Controls And Safeguards Required Of Public Companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

The Company Has Engaged In Certain Transactions With Related Persons.

Please see the section of this Offering Circular entitled "Interest of Management and Others in Certain Related-Party Transactions and Agreements"

Changes In Employment Laws Or Regulation Could Harm The Company's Performance.

Various federal and state labor laws govern the Company's relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company's Bank Accounts Will Not Be Fully Insured

The Company's regular bank accounts and the escrow account for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of Company's banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company's Business Plan Is Speculative

The Company's present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

The Company Faces Significant Competition in the United States

The Company will face significant competition in the United States craft brew marketplace. According to the Brewers Association, a not-for-profit trade association dedicated to small and independent American brewers, in November 2016, U.S. craft brewery count passed the mark of 5,200 brewers in the country. As of late 2016, 17 states had more than 100 breweries each. Ohio, the state where our present U.S. operations are located, had 177 total craft breweries. Competition in the brewpub, microbrewery and bar market is also significant.

A Disruption In Brewing Activities Could Have A Material Adverse Effect

A prolonged disruption to brewing activities (e.g., due to fire, industrial action or any other cause) at its brewing site could have a material adverse effect on the Company's ability to brew its products. This could have a material adverse effect on the Company's consolidated financial results and on your investment.

The Brew Pubs Could Have Licensing, Legal or Regulatory Problems

Some or all of the Brew Pubs could lose their licenses to sell alcoholic beverages or have their hours of operation curtailed as a result of hearings of the licensing boards in jurisdictions where they are located or as a result of any changes in legislation governing licensed premises in the various jurisdictions in which Brew Pubs are located or may be located, with a material adverse effect on the Company's consolidated financial results and on your investment.

The Cost of Establishing and Operating The Brew Pubs May Be Higher Than Expected

The costs of establishing and operating the Brew Pubs may be higher than expected. Although management of BrewDog plc has undertaken projections and opened similar sized licensed premises in cities outside the U.S. in the past and has made such information available to the Company, costs may be greater in the U.S. locations and may increase as a result of economic or other factors beyond the Company's control, with a resulting material adverse effect on the Company's consolidated financial results and on your investment.

The Company Will Likely Incur Debt

The Company expects to incur debt secured by the land and/or the assets of its brewery, and it may incur debt (including secured debt) in connection with opening and/or operating Brew Pubs. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Company May Have Obligations Under a Line of Credit

BrewDog plc will as necessary extend a line of credit to the Company to be drawn as needed to build and equip the U.S. brewery and to cover operating losses until the Company becomes cash flow positive. The Company intends to reduce reliance on this line of credit with debt from banks or lenders, secured by liens on the land, brewery building, and equipment. The Company expects to evaluate such loan or credit options during or following the closing of this Offering. Complying with obligations under the line of credit or the loans may have a material adverse effect on the Company, the Company's consolidated financial results and on your investment.

The Company's Expenses Could Increase Without a Corresponding Increase in Revenues

The Company's operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company's consolidated financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, (5) increases in borrowing costs, and (5) unexpected increases in costs of supplies, goods, materials, construction, equipment or distribution.

The Company Will Be Reliant On Key Suppliers

The Company intends to enter into agreements with key suppliers and will be reliant on positive and continuing relationships with such suppliers. Termination of those agreements, variations in their terms or the failure of a key supplier to comply with its obligations under these agreements (including if a key supplier were to become insolvent) could have a material adverse effect on the Company's consolidated financial results and on your investment.

Increased Costs Could Affect The Company

An increase in the cost of raw materials or energy could affect the Company's profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, glass bottles and other packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

Inability to Maintain and Enhance Product Image

It is important that the Company maintains and enhances the image of its existing and new products. The image and reputation of the Company's products may be impacted for various reasons including litigation, complaints from regulatory bodies resulting from quality failure, illness or other health concerns. Such concerns, even when unsubstantiated, could be harmful to the Company's image and the reputation of its products. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. The Company may become subject to product liability lawsuits from customers alleging injury because of a purported defect in products or sold by the Company, claiming substantial damages and demanding payments from the Company. The Company is in the chain of title when it manufactures, supplies or distributes products, and therefore is subject to the risk of being held legally responsible for them. These claims may not be covered by the Company's insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company's business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company's products could damage the Company's reputation and diminish the value of the Company's brand, which could have a material adverse effect on the Company's business, results of operations, and financial condition, as well as your investment. Deterioration in the Company's brand equity (brand image, reputation and product quality) may have a material adverse effect on its consolidated financial results as well as your investment.

If The Company Does Not Enter Into An Agreement With BrewDog Plc To License Or Otherwise Have Rights To Use Their Intellectual Property, It Would Significantly Decrease Our Opportunities For Success

Because our parent company BrewDog plc or others related to our parent company own all intellectual property rights related to our business (including to the trademarks we will use), we are reliant on entering into an agreement with our parent company or others to have the rights to use such intellectual property in our business operations, and have not yet done so. If such an agreement is not entered into, or if such an agreement was entered into and then terminated or we were otherwise unable to fulfill our obligations under such an agreement, it would significantly decrease our opportunities for success and could have a material adverse effect on your investment.

If We Are Unable To Protect Effectively Our Intellectual Property, We May Not Be Able To Operate Our Business, Which Would Impair Our Ability To Compete

Should we choose to obtain and maintain intellectual property on our own, rather than through an agreement with BrewDog plc, our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company's consolidated financial results as well as your investment.

Computer, Website or Information System Breakdown Could Affect The Company's Business

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company's ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company's consolidated financial results as well as your investment.

Changes In The Economy Could Have a Detrimental Impact On The Company

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company's revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers' confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company's consolidated financial results and on your investment.

Volatility of Agricultural Commodities

The Company uses agricultural commodities in the manufacturing of its beer. Commodity markets are volatile and unexpected changes in commodity prices can reduce the Company's profit margin and make budgeting difficult. Many factors can affect commodity prices, including but not limited to political and regulatory changes, weather, seasonal variations, technology and market conditions. Some of the commodities used by the Company are key ingredients in its beer and may not be easily substituted. In particular, the Company uses large quantities of hops and may be reliant on a single supply contract for this ingredient. Any of such events or occurrences could have a material adverse effect on the Company's consolidated financial results and on your investment.

Regulatory and Legal Hurdles

The operation of a brewery, wholesale and retail distribution of beer, and operation of Brew Pubs will each be subject to obtaining a liquor license or other licensure in the states in which such operations take place. An unanticipated delay or unexpected costs in obtaining or renewing such licenses, or unanticipated hurdles which have to be overcome or expenses which have to be paid, could result in a material adverse effect on the Company's business plan and consolidated financial results and on your investment.

Government and Other Campaigns and Laws Could Reduce Demand

Government-sponsored campaigns and campaigns by other third parties against excessive drinking, licensing reforms relating to the sale of alcoholic beverages and changes in drunk driving laws and other laws may reduce demand for the Company's products and any change in the brewing legislation and other legislation could have an impact upon present and future products which the Company may produce, which could have a material adverse effect on the Company's financial results and on your investment.

The Amount Of Capital The Company Is Attempting To Raise In This Offering Is Not Enough To Sustain The Company's Current Business Plan

In order to achieve the Company's near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

Additional Financing May Be Necessary For The Implementation Of Our Growth Strategy

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our Employees, Executive Officers, Directors And Insider Shareholders Beneficially Own Or Control A Substantial Portion Of Our Outstanding Shares

Our employees, executive officers, directors and insider shareholders beneficially own or control a substantial portion of our outstanding type of stock, which may limit your ability and the ability of our other shareholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his Shares. The majority of our currently outstanding Shares of stock is beneficially owned and controlled by a group of insiders, including our employees, directors, executive officers and inside shareholders. Accordingly, our employees, directors, executive officers and insider shareholders may have the power to control the election of our directors and the approval of actions for which the approval of our shareholders is required. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Our principal shareholders may be able to control matters requiring approval by our shareholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

Our Operating Plan Relies In Large Part Upon Assumptions And Analyses Developed By The Company. If These Assumptions Or Analyses Prove To Be Incorrect, The Company's Actual Operating Results May Be Materially Different From Our Forecasted Results

Whether actual operating results and business developments will be consistent with the Company's expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company's control, including, but not limited to:

  whether the Company can obtain sufficient capital to sustain and grow its business our ability to manage the Company's growth
  whether the Company can manage relationships with key vendors and advertisers demand for the Company's products and services
  the timing and costs of new and existing marketing and promotional efforts competition
  the Company's ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel the overall strength and stability of domestic and international economies consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company's control, could materially and adversely affect its business, consolidated results of operations and consolidated financial condition.

To Date, The Company Has Had Operating Losses And May Not Be Initially Profitable For At Least The Foreseeable Future, And Cannot Accurately Predict When It Might Become Profitable

The Company has been operating at a loss since the Company's inception, and the Company expects to continue to incur losses for the foreseeable future. Further, the Company may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company's business. As a result, the Company expects to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

The Company May Be Unable To Manage Their Growth Or Implement Their Expansion Strategy

The Company may not be able to expand the Company's product and service offerings, the Company's markets, or implement the other features of the Company's business strategy at the rate or to the extent presently planned. The Company's projected growth will place a significant strain on the Company's administrative, operational and financial resources. If the Company is unable to successfully manage the Company's future growth, establish and continue to upgrade the Company's operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company's consolidated financial condition and consolidated results of operations could be materially and adversely affected.

The Company Relies Upon Trade Secret Protection To Protect Its Intellectual Property; It May Be Difficult And Costly To Protect The Company's Proprietary Rights And The Company May Not Be Able To Ensure Their Protection

The Company currently relies on trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company's trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company's competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company's trade secrets from others use, or if the

Company's competitors develop equivalent knowledge, it could have a material adverse effect on the Company's business. Any infringement of the Company's proprietary rights could result in significant litigation costs, and any failure to adequately protect the Company's proprietary rights could result in the Company's competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenue. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company's proprietary rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company's trade secrets could be expensive and time consuming, and the outcome of such a claim is unpredictable. Litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could materially adversely affect the Company's future operating results.

The Company's Business Model Is Evolving

The Company's business model is unproven and is likely to continue to evolve. Accordingly, the Company's initial business model may not be successful and may need to be changed. The Company's ability to generate significant revenues will depend, in large part, on the Company's ability to successfully market the Company's products to potential users who may not be convinced of the need for the Company's products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company's business model as the Company's market continues to evolve.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, the Company's opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company's brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company's market increases. Successfully promoting and positioning the Company's brand, products and services will depend largely on the effectiveness of the Company's marketing efforts. Therefore, the Company may need to increase the Company's financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company's brand name or if the Company incurs significant expenses promoting and maintaining the Company's brand name, it would have a material adverse effect on the Company's consolidated results of operations.

The Company Faces Competition In The Company's Markets From A Number Of Large And Small Companies, Some Of Which Have Greater Financial, Research And Development, Production And Other Resources Than Does The Company

In many cases, the Company's competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company's ability to compete depends, in part, upon a number of factors outside the Company's control, including the ability of the Company's competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company's consolidated results of operations.

A Data Security Breach Could Expose The Company To Liability And Protracted And Costly Litigation, And Could Adversely Affect The Company's Reputation And Operating Revenues

To the extent that the Company's activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company's or these third parties' systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information is stored could lead to fraudulent activity involving the Company's products and services, reputational damage, and claims or regulatory actions against us. If the Company is sued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company's business practices or pricing structure, any of which could have a material adverse effect on the Company's operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

The Company Depends On Third-Party Providers For A Reliable Internet Infrastructure And The Failure Of These Third Parties, Or The Internet In General, For Any Reason Would Significantly Impair The Company's Ability To Conduct Its Business

The Company will outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to 'denial-of-service' attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers' performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company's ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

The Company's Employees May Engage In Misconduct Or Improper Activities

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to the Company's reputation.

Limitation On Director Liability

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Risks Relating to This Offering and Investment

The Company May Undertake Additional Equity or Debt Financing That May Dilute The Shares In This Offering

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An Investment In The Shares Is Speculative And There Can Be No Assurance Of Any Return On Any Such Investment

An investment in the Company's Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares Are Offered On A "Best Efforts" Basis And The Company May Not Raise The Maximum Amount Being Offered

Since the Company is offering the Shares on a "best efforts" basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use Of Proceeds To Issuer which the Company has outlined in this Offering Circular or to meet the Company's working capital needs.

If The Maximum Offering Is Not Raised, It May Increase The Amount Of Long-Term Debt Or The Amount Of Additional Equity It Needs To Raise

There is no assurance that the maximum amount of Shares in this offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

Investor Funds Will Not Accrue Interest While In Escrow Prior To Closing

All funds delivered in connection with subscriptions for the securities will be held in a non-interest bearing escrow account until a closing of the Offering, if any. If we fail to close prior to the termination date, investor subscriptions will be returned without interest or deduction. Investors in the securities offered hereby may not have the use of such funds or receive interest thereon pending the completion of the Offering.

We Have Not Paid Dividends In The Past And Do Not Expect To Pay Dividends In The Future, So Any Return On Investment May Be Limited To The Value Of Our Shares

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

The Company May Not Be Able To Obtain Additional Financing

Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company's current shareholders and to you if you invest in this Offering.

The Offering Price Has Been Arbitrary Determined

The offering price of the Shares has been arbitrarily established by the Company based upon its present and anticipated financing needs and bears no relationship to the Company's present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The Management Of The Company Has Broad Discretion In Application of Proceeds

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An Investment in the Company's Shares Could Result In A Loss of Your Entire Investment

An investment in the Company's Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There Is No Assurance The Company Will Be Able To Pay Distributions To Shareholders

While the Company may choose to pay distributions at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

There is No Public Trading Market for the Company's Shares

At present, there is no active trading market for the Company's securities and the Company cannot assure that a trading market will develop. The Company's Common Stock has no trading symbol. In order to obtain a trading symbol and authorization to have the Company's securities trade publicly, the Company must file an application on Form 211 with, and receive the approval by, the Financial Industry Regulatory Authority ("FINRA") of which there is no assurance, before active trading of the Company's securities could commence. If the Company's securities ever publicly trade, they may be relegated to the OTC Pink Sheets. The OTC Pink Sheets provide significantly less liquidity than the NASD's automated quotation system, or NASDAQ Stock Market. Prices for securities traded solely on the Pink Sheets may be difficult to obtain and holders of the Shares and the Company's securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors' Shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, there is absolutely no assurance that Shares could be sold under Rule 144 or otherwise until the Company becomes a current public reporting company with the Securities and Exchange Commission and otherwise is current in the Company's business, financial and management information reporting, and applicable holding periods have been satisfied.

Should Our Securities Become Quoted On A Public Market, Sales Of A Substantial Number Of Shares Of Our Type Of Stock May Cause The Price Of Our Type Of Stock To Decline

Should a market develop and our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

The Company Has Made Assumptions In Its Projections and In Forward-Looking Statements That May Not Be Accurate

The discussions and information in this Offering Circular may contain both historical and "forward- looking statements" which can be identified by the use of forward-looking terminology including the terms "believes," "anticipates," "continues," "expects," "intends," "may," "will," "would," "should," or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company's business, please be advised that the Company's actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company's operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

You Should Be Aware Of The Long-Term Nature Of This Investment

There is not now, and likely will not be, a public market, for the Shares. Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

Neither The Offering Nor The Securities Have Been Registered Under Federal Or State Securities Laws, Leading To An Absence Of Certain Regulation Applicable To The Company

The Company also has relied on exemptions from securities registration requirements under applicable state and federal securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

The Shares In This Offering Have No Protective Provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a 'liquidation event' or 'change of control' the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You Will Not Have Significant Influence On The Management Of The Company

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DILUTION

The term 'dilution' refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 13.4% of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after this offering. As of the date of this Offering, the net tangible book value of the Company was approximately 1,800,000. Based on the number of Shares of Common Stock (6,464,239) issued and outstanding as of the date of this Offering Circular, that equates to a net tangible book value of approximately ($0.28) per share of Common Stock on a pro forma basis. Net tangible book value per share consists of shareholders' equity adjusted for the retained earnings (deficit), divided by the total number of Shares of Common Stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be ($6.94) per share of Common Stock.

Thus, if the Offering is fully subscribed, the net tangible book value per share of Common Stock owned by our current shareholders will have immediately increased by approximately ($6.66) without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted to ($6.94) per Share. These calculations do not include the costs of the offering, and such expenses will cause further dilution.

The following table illustrates this per Share dilution:

Offering price per Share*	$50.00

Net Tangible Book Value per Share before Offering (based on 6,464,239 Shares)	$0.28

Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 1,000,000 Shares)	$6.66

Net Tangible Book Value per Share after Offering (based on 7,464,239 Shares)	$6.94

Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$43.06

*Before deduction of offering expenses

There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire. The Company's operations to date have been funded by BrewDog plc and a previous Regulation A offering. Total funding provided during past year (2017) amounted to $15,700,000 and in this year through the date of this Offering is anticipated to be another $3 million.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to $50,000,000 in Shares of our Common Stock. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to break escrow and distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers, but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. The Company will undertake one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be kept in an escrow account until the next closing after they are received by the escrow agent. The Company expects to hold closings when material funds are held in the escrow account. The Company will take a number of considerations into account when determining when to hold a closing. Such considerations will include the amount of funds raised in the Offering prior to such closing, the feedback received from market participants regarding their interest in participating in the Offering and the impact that a closing would have on the continuation of the Offering. Furthermore, the Company anticipates that closings will be held such that no cleared investor funds will remain in escrow for more than approximately 30 business days. At each closing, funds held in escrow will be distributed to the Company, and the associated Shares will be issued to the investors in such Shares. All subscribers will be instructed by the Company or its agents to transfer funds by wire, credit or debit cards or ACH transfer directly to the escrow account established for this Offering or deliver checks made payable to "Prime Trust, LLC as Escrow Agent for Investors in BrewDog USA, Inc. Securities Offering" which the escrow agent shall deposit into such escrow account and release to the Company at each closing. Except as stated above, subscribers have no right to a return of their funds unless no closings have occurred by the termination date of the Offering, in which event investor funds held in escrow will promptly be refunded to each investor without interest. The Company may terminate the offering at any time for any reason at its sole discretion, and may extend the Offering past the termination date of 90 days from the date of qualification by the Commission in the absolutely discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act.

None of the Shares being sold in this offering are being sold by existing securities holders. All of the Common Stock was authorized as of February 19, 2016 and issued by the Company.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the "SEC"), the Company will accept tenders of funds to purchase the Shares. The Company intends to engage Prime Trust, LLC as escrow agent and the escrow agreement will be filed as Exhibit 1A-8 to this Form 1-A of which this Preliminary Offering Circular is a part.

We initially will use our existing website, http://www.brewdog.com/, to provide notification of the Offering. Persons who desire information will be directed to either http://www.brewdog.com/ or http://www.bankroll.ventures/, a website owned and operated by an unaffiliated third party that provides technology support to issuers engaging in equity crowdfunding efforts. This Preliminary Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the www.brewdog.com and www.bankroll.ventures websites.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an "accredited investor" as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

The Company intends to engage Keystone Capital Corporation, a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority ("FINRA"), to perform the following administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services:

1. Accept investor data from the Company, generally via the FundAmerica LLC software system or another system from a similar technology provider, but also via other means as may be established by mutual agreement;

2. Review and process information from potential investors, including but not limited to running reasonable background checks for anti-money laundering ('AML'), IRS tax fraud identification and USA PATRIOT Act purposes, and gather and review responses to customer identification information;

3. Review subscription agreements received from prospective investors to confirm they are complete;

4. Advise the Company as to permitted investment limits for investors pursuant to Regulation A, Tier 2;

5. Contact the Company and/or the Company's agents, if needed, to gather additional information or clarification from prospective investors;

6. Provide the Company with prompt notice about inconsistent, incorrect or otherwise flagged (e.g. for underage or AML reasons) subscriptions;

7. Serve as registered agent where required for state blue sky requirements, provided that in no circumstance will Keystone solicit a securities transaction, recommend the Company's securities or provide investment advice to any prospective investor;

8. Transmit data to the Company's transfer agent in the form of book-entry data for maintaining the Company's responsibilities for managing investors (investor relationship management, aka "IRM") and record keeping;

9. Keep investor details and data confidential and not disclose to any third party except as required by regulators or by law (e.g. as needed for AML); and

10. Comply with any required FINRA filings including filings required under Rule 5110 for the offering.

The Company has agreed to pay Keystone Capital Corporation a broker-dealer services fee equivalent to (i) 5% of capital raised up to the first $10 million raised, (ii) for all capital raised between $10,000,001 and $15,000,000, a fee of 5.5%, (iii) for all capital raised between $15,000,001 and $20,000,000, a fee of 6%, (iv) for all capital raised between $20,000,001 and $25,000,000, a fee of 6.5%, (v) for all capital raised between $25,000,001 and $30,000,000, a fee of 7%, (vi) for all capital raised between $30,000,001 and $35,000,000, a fee of 7.5%, (vii) for all capital raised between $35,000,001 and $50,000,000, a fee of 8%. Administrative service fees will be charged to Issuer at the time of the service.

Keystone Capital Corporation is not participating as an underwriter and under no circumstance will it solicit any investment in the Company, recommend the Company's securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Keystone Capital Corporation is not distributing any securities offering prospectuses or making any oral representations concerning the securities offering prospectus or the securities offering. Based upon Keystone Capital Corporation's anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this securities offering and no investor should rely on Keystone's involvement in this offering as any basis for a belief that it has done extensive due diligence. Keystone does not expressly or impliedly affirm the completeness or accuracy of the Form 1-A and/or Offering Circular presented to investors by the Company. All inquiries regarding this offering should be made directly to the Company.

This offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 90 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this offering, you must deliver a funds for acceptance or rejection. The minimum investment amount for a single investor is 2 Shares of Common Stock in the principal amount of $50.00. All subscription checks should be sent to Keystone Capital Corporation at the following address: 1953 San Elijo Avenue, Suite 203, Cardiff CA 92007. In such case, subscription checks should be made payable to "Prime Trust, LLC as Escrow Agent for Investors in BrewDog USA, Inc. Offering." If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor. Prime Trust LLC has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the Shares.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. The Company maintains the right to accept subscriptions below the minimum investment amount or minimum per share investment amount in its discretion. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under "Tier 2" of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who

(i) is named on the list of "specially designated nationals" or "blocked persons" maintained by the U.S. Office of Foreign Assets Control ("OFAC") at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A "Sanctioned Country" means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company's current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $50,000,000.00. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately
$46,675,000.00 after the payment of offering costs including broker-dealer and selling commissions, but before printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for general working capital. At present, management's best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company's management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company's management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

USE OF PROCEEDS

	$2,500,000	$5,000,000	$10,000,000	$25,000,000	$50,000,000
Construction	$1,500,000	$2,925,000	$4,125,000	$8,800,000	$10,800,000
Purchase of Equipment	$750,000	$1,350,000	$1,350,000	$5,450,000	$8,650,000
Open BrewDog Pubs			$3,000,000	$7,500,000	$22,500,000
Working Capital					$900,000
Marketing					$1,000,000
Furniture & Fixtures	$50,000	$100,000	$150,000	$200,000	$250,000
Product Development		$250,000	$400,000	$750,000	$1,000,000
Utilities			$250,000	$500,000	$750,000
Computers and Software		$50,000	$100,000	$150,000	$200,000
Licenses			$50,000	$175,000	$550,000
Offering Expenses	$75,000	$75,000	$75,000	$75,000	$75,000
Placement Agent Fees	$125,000	$250,000	$500,000	$1,400,000	$3,325,000
TOTAL	$2,500,000	$5,000,000	$10,000,000	$25,000,000	$50,000,000

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company's management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

DESCRIPTION OF THE BUSINESS

Narrative

BrewDog USA Inc. was formed on April 22, 2015 as a Delaware Corporation, for the general purpose of brewing and distributing craft beer in the United States. BrewDog USA is, prior to the Shares being sold in this Offering, majority owned by BrewDog plc, a United Kingdom company, and investors from a prior Regulation A offering that terminated on July 28, 2017.

BrewDog USA wholly owns two subsidiaries: BrewDog Brewing Company LLC, an Ohio limited liability company, that acts as an operating company and owns the brewing equipment and BrewDog Columbus LLC, an Ohio limited liability company, that owns the land and the building where our Columbus brewery sits. Both BrewDog Brewing Company LLC and BrewDog Columbus LLC will, in the Company's belief, be treated as disregarded entities by the Internal Revenue Service, with all revenues and expenses being passed through to BrewDog USA. For purposes of this Offering Circular, "BrewDog USA" or the "Company" or "we" or "our" will refer to BrewDog USA Inc., BrewDog Brewing Company LLC and BrewDog Columbus LLC in the collective. The BrewDog brand, in general and without specific reference to either BrewDog USA or BrewDog plc, is referred to as "BrewDog" with no additional wording throughout this Offering Circular.

Introduction

BrewDog USA Inc. is the American arm of the international craft brewery, BrewDog. The founders first launched BrewDog plc in 2007, and BrewDog USA was incorporated in 2015, with its first beer released in June 2017. Established to brew and distribute craft beer, as well as operate Brewpubs in the United States, BrewDog USA is building on BrewDog plc's success as Europe's leading craft brewer, by turning its attention stateside. We are combining Europe's most successful craft brewery with the world's most explosive craft beer market. Expect fireworks.

The brewery building in Columbus, Ohio was completed in late 2016, and the first beer released 6 months later in June 2017. Work has begun on an on-site craft beer hotel and sour beer facility to further expand the capabilities of our
Columbus site, and create a wholly immersive craft beer experience in Ohio. We have already started to build a distribution network in the U.S. and have brand recognition off the back of our hit TV show Brew Dogs that aired on the Esquire Network. Our management team, our beers and our business model are tried and tested in Europe, positioning us for success in the United States.

BrewDog USA's American brewery in Columbus, Ohio is located within 500 miles of 50% of the US population, enabling us to reach our audience with the freshest craft beer possible. We have a team in place that includes crew from our brewery in Scotland, ensuring we transfer our culture across both sides of the Atlantic. The team beyond this core UK composite is made up of local experts in the American beer scene, and locally-recruited staff. BrewDog USA plans to scale our American business even faster than was done in the UK, as we plan to roll out distribution of our range of beers and also look to build a brewpub operation with a nationwide footprint. We have already secured our first two

American bar sites, in Franklinton and The Short North, both in Columbus, Ohio.

BrewDog USA is 100% owned by BrewDog plc, and our Equity Punk shareholder community. BrewDog plc is Europe's leading craft brewer and creator of Europe's largest estate of craft beer bars with 50 outlets.

BrewDog USA shares much of the same senior management team as BrewDog plc and brews many of the same beers for the U.S. market that are currently leading the way in Europe. With the launch of BrewDog's first bar in the US - DogTap, located on site at the brewery in Columbus, Ohio - we were able to release many of our beers in advance of the brewery's operational launch, allowing us to accurately forecast the optimal beer lineup by assessing DogTap's initial sales. BrewDog's flagship beer, Punk IPA, is the UK & Europe's best selling craft beer, and it is BrewDog USA's intention to make it one of America's best-selling craft beers, too. BrewDog USA has also added Elvis Juice, Jet Black Heart and Hazy Jane to its regular lineup of brews, and also makes a range of small-batch beers exclusively for the American beer market.

BrewDog USA Inc. takes advantage of BrewDog plc's infrastructure, expertise, intellectual property and experienced staff as we look to turbo-charge our American business. Despite only starting in 2007, BrewDog plc has grown exponentially, and we believe BrewDog USA can enjoy a much steeper growth trajectory given the positive response in America, the existing brand awareness and the thriving craft beer scene.

BrewDog in Europe

BrewDog plc is the largest and fastest-growing craft brewer in Europe, and is the only company to be named as one of the fastest-growing food & drinks companies in the UK for 6 consecutive years (Sunday Times Fast Track 100). In addition to brewing beer, BrewDog plc also operates 50 BrewDog bars based in the UK and international sites across 12 countries plus a handful currently under construction.

The story of BrewDog began in 2007. In a derelict shed in an industrial park in Northeast Scotland, BrewDog was founded by best friends and home-brewers James Watt and Martin Dickie. Before starting BrewDog, James was the captain of a North Atlantic fishing boat while Martin was working as a brewer and distiller. James and Martin both quit their jobs, got a £20,000 bank loan and some second hand stainless steel tanks, and set out to turn the UK beer scene on its head. They bootstrapped together a tiny ramshackle brewery, on a shoestring budget. They did most of the set-up and building work themselves, paving the way for their future success from the ground up.

James and Martin had a very simple mission when they founded BrewDog plc: to make other people as passionate about great craft beer as they are. As a company, BrewDog plc focuses on two key things: its beer and its people. BrewDog plc not only wants to brew the best beers in the world, it also strives to be the best company to work for in the world. BrewDog USA has inherited those same traits and qualities.

For the first 12 months of its existence, BrewDog plc was just two humans and one dog. The fledgling enterprise started to grow quickly as more customers wanted to stock its beers. By 2009, BrewDog was the largest independent brewery in Scotland, and was already exporting its beers to 15 countries in Europe and selling to major retail chains in the UK.

Today, BrewDog plc employs more than 800 passionate people, ships its beer to more than 60 countries around the world, owns and/or operates 50 craft beer bars and also owns one of the world's most advanced craft breweries from its base in Aberdeenshire in Northeast Scotland. Its flagship beer, Punk IPA is the leading craft beer in the UK and Europe, and BrewDog plc has been solidly profitable every year since 2008. BrewDog has a community of more than 65,000 investors.

Crowdfunding

The growth of BrewDog plc has been fueled and funded by its radical crowdfunding model, which first launched in 2008 as BrewDog plc tore up convention, turned the traditional business model on its head and launched "Equity for Punks", giving thousands of people a front row seat to the craft beer revolution.

BrewDog plc holds the world record for the biggest online equity based crowdfunding campaigns and, to date, has raised in excess of 50 million via Equity for Punks, building a community of more than 65,000 investors.

In 2016, BrewDog USA launched its first crowdfunding raise in America under Regulation A as part of the JOBS Act, which closed on July 28, 2017. Equity for Punks USA raised more than $7,000,000 from more than 8,000 investors.

BrewDog USA Overview

BrewDog USA Inc. produces a range of exciting, flavorful beers out of Canal Winchester, just south of downtown Columbus, Ohio. The facility is the only mid-sized brewery in the state, and is perfectly located to reach 50% of the U.S. population within 500 miles.

BrewDog USA's team in America currently consists of 101 people across production, sales, marketing, finance and operations. BrewDog plans to hire another 50 people within the next year, adding significant employment prospects for the local community. BrewDog USA has the ambition to be the best U.S. company to work for (ever), and offers a raft of inspired benefits to support its team. Included in this is "the unicorn fund" in which BrewDog USA plans to share 10% of its profits with employees of the Company every year, and a further 10% is donated to charities chosen by the Company's staff and Equity Punk investors. BrewDog also pioneered "puppy leave" allowing staff to take a week's paid leave when they get a new dog.

The BrewDog brand has already established awareness in America with the success of the founders' TV show, Brew Dogs. The series, which originally launched on NBC's Esquire network, followed James Watt and Martin Dickie on a series of adventures with other craft brewers, producing exciting, boundary pushing beers. From beers brewed on a train to deep sea diving for ingredients, the show offered an alternative approach to craft beer, and is the world's longest-running beer TV show. This brand awareness positioned BrewDog for success before it even released its first American beer, and the reaction from the beer community since announcing the new Ohio facility has been overwhelmingly positive.

BrewDog's Ohio HQ is located on a 42-acre site, consisting of an initial 100,000 square foot brewery building, including the DogTap taproom and restaurant, an outdoor patio with additional customer space, a bottle shop, a visitor center offering tours on site, and work has commenced on an on-site beer- themed hotel. The site also accommodates 17,000 square feet of office space, a 16,000 square foot brewhouse, a packaging hall of 11,000 square feet and a warehouse featuring 5,000 square feet of refrigerated space.

Everything about BrewDog USA is set up for growth and rapid expansion. From our Columbus brewery site - primed for future expansion in terms of space, transport links, utilities, infrastructure and brewing equipment - to our team's UK experience, we have the contacts and crew to make expansion happen quickly and efficiently. In early 2017, we launched an Indiegogo campaign to raise funds for The DogHouse, a craft beer-themed hotel on site at our brewery in Ohio. The campaign's proceeds will also fund a sour beer facility in Columbus, and rooms in the DogHouse will overlook the oak foeders playing host to the fermenting sour beers.

All of the equipment at BrewDog USA's brewery is designed with expansion in mind. The initial brewhouse can support an annual capacity of 426,000 barrels by adding more fermentation tanks to the system, and the building has been designed to take a second brewhouse when we fully utilize the capacity of the initial brewhouse. We will use all that we have learned at BrewDog plc's European site about growing production in a craft brewery to maximize efficiencies and minimize equipment costs when growing our American operation.

BrewDog Beers

All the headliner beers BrewDog USA brews in the U.S. have been successfully developed and launched in Europe and many are now established global brands.

BrewDog Bars

In 2010, BrewDog plc opened BrewDog Aberdeen, its first craft beer bar, and we have now opened BrewDog bars all over the planet. BrewDog plc has been named as one of the fastest-growing companies in the UK consecutively for the last six years. During this time, BrewDog plc's management team has learned a lot about rapidly growing brewing production, scaling infrastructure and building teams to meet the demands of our ever-expanding business. That same management team now brings its knowledge and experience to BrewDog USA.

BrewDog plc's bar division has grown rapidly to 50 sites, with 30 in the UK and flagship sites internationally such as BrewDog Berlin, BrewDog Tokyo, BrewDog Barcelona and BrewDog Sao Paulo.

BrewDog bars allow people to indulge in everything that is great about craft beer served by knowledgeable staff who are passionately evangelical when it comes to craft beers. BrewDog bars pride themselves on showcasing the best, most exciting and flavorsome craft beers that we can get our paws on from all corners of the planet.

As in Europe, BrewDog bars are a key part of BrewDog USA's operation. Our first BrewDog bar in America launched onsite at our brewery in Columbus in April 2017. DogTap was maxed out from launch day, and has proven to be an immediate success in the vibrant local craft beer bar scene in Columbus. With tours of our brewing facility on site, and a wide range of craft beer as well as a full menu of incredible food paired perfectly to the beers on offer (from both BrewDog and local guest breweries), the bar is an outpost for amazing beer just outside of Columbus.

We are also about to launch two new venues in Columbus: in Franklinton and The Short North. Both sites will be operational by mid-2018, and they will add to our contribution to Columbus' incredible beer community.

Originally inspired by American bars, each BrewDog bar infuses European beer caf culture, highly trained expert staff, contemporary Scottish food, and craft cocktails with board games into the mix. Our spaces are stripped back, raw, industrial and utilitarian using reclaimed materials and furniture.

Our combined brewing and retailing approach with a national ambition is a new business model in the U.S. craft beer industry. We use this vertical integration to accelerate our growth, bolster our profitability and build deep and lasting connections with our customers. At BrewDog, we aim to shorten the distance as much as possible between ourselves and the people who enjoy our beers. Our BrewDog bars enable us to do just that.

Let's Go America!

Since 2007, BrewDog has been blowing up across Europe and beyond, and now it's time to take this rocket ship stateside. We are hell bent on recruiting an army of hop-fueled comrades across the Atlantic and we want to take you along for the ride. With your investment, there is no limit to how far we can take our business.

Are you in?

DESCRIPTION OF PROPERTY

The Ohio brewery is located at 96 Gender Road, Canal Winchester, Ohio 43110. The site consists of approximately 42 acres of land zoned for manufacturing. Originally, the site consisted of 52 acres, including 10 acres of public park land. On August 28, 2015, BrewDog Columbus LLC purchased the entire 52 acres from TS Trim Industries Inc. for $1,500,000. Also on August 28, 2015, the 10 acres of park land was sold to the City of Canal Winchester for $400,000. Therefore, the final 42-acre site was purchased by BrewDog Columbus LLC for $1,100,000. The brewery is approximately 100,000 square feet, sitting 700 feet East of Gender Road. The building houses an approximately 16,000 square foot state-of-the art brewhouse, 11,000 square feet of packaging space 5,000 square feet of refrigerated, and over 17,000 square feet of office. The site is bordered by Gender Road to the West, a cycle path running along Groveport Road to the South, a baseball and skate park owned by the City of Canal Winchester to the East and railroad tracks to the North.

Construction of our initial 100,000 square foot brewery building is complete. The building features a tap room and restaurant of 8,000 square feet as well as an outdoor patio with additional customer space. We have a bottle shop and a visitor's center offering tours on site. We have 17,000 square feet of office space. In terms of beer production, the brewhouse area is 16,000 square feet. The packaging hall is initially 11,000 square feet and our warehouse features 5,000 square feet of refrigerated space. The tap room features a stunning glass wall 28 feet high with views directly into our brewhouse so visitors can enjoy one of our beers while they watch our team in action.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled "Risk Factors" and elsewhere in this Offering Circular.

BrewDog USA Inc. ("BrewDog" or the "Company") was formed on April 22, 2015, as a Delaware Corporation, for the general purpose of brewing and distributing craft beer in the United States. BrewDog USA is, prior to the Shares being sold in this Offering, owned by BrewDog plc, a United Kingdom company and investors from our previous Regulation A offering that closed on July 28, 2017. BrewDog has built a brewery in Columbus, Ohio to manufacture our craft beer for national distribution across the U.S., as well as wholesale and retail sales and also to operate local retail bar/restaurant establishments, which may have small brewing facilities on site that will operate under the name "BrewDog" and will sell BrewDog beer, along with food items.

BrewDog USA Inc. is presently wholly owned by BrewDog plc and investors from our previous Regulation A offering, but as Shares in the Company are issued pursuant to this Offering, BrewDog plc's ownership as well are prior investors in the Company will be diluted. If the maximum amount is raised in this Offering, BrewDog plc will own 84.61% of the Company, prior investors from the first Regulation A offering will own 1.99% and new investors from this Regulation A offering will own 13.4%. All shares in the Company are Common Stock with the same rights and privileges as set out herein.

Results of Operations

The period of April 22, 2015 (date of inception) to June 30, 2017

Revenue. Total revenue for the period of April 22, 2015 (date of inception) to June 30, 2017 was
$1,497,677 as the Company was still in the start-up phase.

Operating Expenses. Operating expenses for the period of April 22, 2015 (date of inception) to June 30, 2017 were $2,816,311. Operating expenses for the period were comprised of organization costs as well as attorney fees, accounting fees, other administrative expenses associated with setting up our operations, payroll, web site development and real estate taxes.

Net Loss. Net loss for the period of April 22, 2015 (date of inception) to June 30, 2017 was ($3,445,964). This net loss was the result of attorney fees, accounting fees, other administrative expenses associated with setting up our operations, payroll, web site development and real estate taxes. Currently operating costs exceed revenue because as the Company is still in the startup phase. We cannot assure when or if revenue will exceed operating costs.

Liquidity and Capital Resources

We had net cash of $396,672 at June 30, 2017.

During the period of April 22, 2015 (date of inception) to June 30, 2017, we used $933,944 of cash for operating activities. A portion of the funds was used to pay general and administrative costs, accounting fees, professional fees, payroll, web site development and real estate taxes.

Cash used by investing activities relating to capital expenditures during the period of April 22, 2015 (date of inception) to June 30, 2017 was $28,650,639. Cash provided by financing activities during the period of April 22, 2015 (date of inception) to June 30, 2017 was
$29,981,255 related to advances from BrewDog plc and the issue of common stock. Since inception, our capital needs have primarily been met by BrewDog plc and funds raised in our initial Regulation A offering.

Plan of Operations

Our plan of operation for the 12 months following the commencement of this Offering is as follows:

BrewDog's USA brewing facility was completed in late 2016, and released its first beer in June 2017. We currently produce 4 different beers from our brewery in Columbus, Ohio as well as a range of small-batch beers. Work has now commenced on our craft beer hotel on site in Columbus, which will create an immersive craft beer experience for visitors to our brewing facility. BrewDog USA now employs 101 people, and the proceeds of this offering will help us to hire more people to further drive our growth as a business. Our beer is available across the State of Ohio, and by the end of 2018, we will have distribution in 9 States. Our first US bar, DogTap, launched in early 2017, and has been expended upon twice since launch in order to cater for demand. Two further bars are now a work in progress, in Franklinton and the Short North in Columbus, Ohio, and both these venues will be operational by mid-2018. We plan to launch a series of additional bars across the USA, in part funded by the proceeds of this offering.

In our opinion, the proceeds from this Offering will not satisfy our cash requirements and we anticipate it will be necessary to raise additional funds in the next twelve months to implement the plan of operations. We also anticipate that we will have additional capital requirements after the next twelve months and throughout 2018. During that time frame, we do not expect to be able to satisfy our cash requirements through sales and the proceeds from this Offering alone, and therefore we anticipate we may attempt to raise additional capital through the sale of additional securities in additional offerings, or through other methods of obtaining financing such as through loans or other debt. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We are currently incurring operating deficits that are expected to continue for the foreseeable future.

Trend Information

Because we only recently completed building our brewery in Columbus and have only recently started to produce our products for sale, we are unable to identify any recent trends in production, sales and inventory, the state of the order book, costs or selling prices since the latest financial year. For the same reason, for the current financial year, we are unable to identify any known trends, uncertainties, demands, commitments or events based on our business that are reasonably likely to have a material effect on our net sales or revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering not necessarily to be indicative of future operating results or financial condition.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Income taxes are one such critical accounting policy. Income taxes are recorded on an accrual basis of accounting based on tax positions taken or expected to be taken in a tax return. A tax position is defined as a position in a previously filed tax return or a position expected to be taken in a future tax filing that is reflected in measuring current or deferred income tax assets and liabilities. Tax positions are recognized only when it is more likely than not (i.e., likelihood of greater than 50%), based on technical merits, that the position would be sustained upon examination by taxing authorities. Tax positions that meet the more likely than not threshold are measured using a probability-weighted approach as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement. Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our financial statements or tax returns. A valuation allowance is established to reduce deferred tax assets if all, or some portion, of such assets will more than likely not be realized. Should they occur, our policy is to classify interest and penalties related to tax positions as income tax expense. Since our inception, no such interest or penalties have been incurred.

Revenue Recognition

The Company had no revenue during 2015 or 2016. The Company had no returns during 2015 or 2016. From January 1, 2017 to June 30, 2017, the Company had revenue of $1,497,677. The
Company had no returns from January 1, 2017 to June 30, 2017.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings. The Company is not presently involved in any legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business, in the next 12 months.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of June 30, 2017, the BrewDog USA Inc. had 48 full-time employees, who were not an executive officer of the Company, and 46 part-time employees.

The directors and executive officers of the Company as of June 30, 2017 are as follows:

JAMES WATT
Captain & Co-Founder James was a fully qualified deep-sea captain, having earlier completed an honors degree in Law & Economics. He traded in being a salty sea dog to become a BrewDog in 2007, pursuing his passion for great craft beer by setting up the Company with Martin Dickie. James was awarded Great British Entrepreneur of the Year in 2014, and is one of Europe's only holders of the title of Master Cicerone. He was awarded the MBE in the 2016 Queen's birthday honors list.

MARTIN DICKIE
Beer Pirate & Co-Founder Martin Dickie has a first-class honors degree in Brewing & Distilling from Herriot Watt University. He is a renegade artist on a mission to change people's perceptions about beer and challenge their taste buds. Along with James, Martin hosts the hit international TV show BrewDogs. He was awarded the MBE in the 2016 Queen's birthday honors list.

NEIL SIMPSON
Finance Director Neil Simpson joined BrewDog in August 2012 bringing with him over 20 years of experience, (10 of which were at partner level), advising and acting for a wide variety of businesses through the Ritson Smith accountancy practice. Neil is a qualified chartered accountant with the Institute of Chartered Accountants in Scotland.

TIM HAWN
BrewDog's Columbus brewing operations are run by Brewmaster Tim Hawn. Tim spent just under five years as Brewmaster at the renowned Dogfish Head craft brewery. In addition to brewing world-class craft beers at Dogfish Head, Tim oversaw a massive expansion in their production and brewing facilities.

TANISHA ROBINSON
Tanisha joined BrewDog with extensive entrepreneurial experience. "T" has founded several successful businesses, including Print Syndicate, a design, technology and marketing company known for lookHUMAN.com. T also founded TicketFire, a mobile app for using, transferring and selling paper tickets.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The directors of BrewDog USA Inc. are, at present, not compensated by the Company for their roles as directors. For the three present directors, only expenses are reimbursed for their participation on the board of directors. The Company may choose to compensate the present directors in the future, as well as compensate future directors, in the Company's discretion.

Executive Compensation

From its inception in April 2015 to June 30, 2017, BrewDog USA Inc. paid the following annualized salaries to its executive officers:

Employment Agreements

We have not entered into any employment agreements with our executive officers. We may enter into employment agreements with them in the future. A stock incentive program for our directors, executive officers, employees and key consultants may be established in the future.

Stock Incentive Plan

In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided yet. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of three directors. None of our directors are "independent" as defined in Rule 4200 of FINRA's listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Director Compensation

We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Delaware law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person's services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company's Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Common Stock as of June 30, 2017. There is no beneficial ownership of our Common Stock at the time of this Offering by any of our directors or executive officers or by all of our directors and executive officers as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Common Stock. Percentage of beneficial ownership before the offering is based on 6,464,239 Shares of Common Stock outstanding as of January 24, 2018.

___________________

1 James Watt and Martin Dickie will exercise voting control over the shares of BrewDog plc. Collectively, Watt and Dickie own a majority of the voting stock of BrewDog plc and are authorized by BrewDog plc to vote on behalf of its shares of BrewDog USA, Inc.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

BrewDog plc, the Company's parent, has built a successful operation in the United Kingdom, with the same lines of business as BrewDog USA wishes to establish in the United States. As part of BrewDog plc's business, it previously established relationships with local beer and spirits distributors of BrewDog craft beers in the United States. BrewDog USA will therefore be able to draw upon such distribution relationships and BrewDog plc's expertise in launching the U.S. business.

In addition, BrewDog plc plans to enter into a license with BrewDog USA permitting the Company to use the intellectual property of BrewDog plc (including any trademarks) and any new marks created by BrewDog plc. It is anticipated that any new intellectual property will be owned by BrewDog plc, who will pay for the cost of clearing, registering and protecting any new intellectual property, and will be licensed to BrewDog USA.

During the last fiscal year, the Company was a participant in transactions with BrewDog plc, its parent company, in which the amounts involved exceed the lesser of $120,000 and one percent of the average of the Company's total assets at year-end for the last completed fiscal year. In these transactions, from April 22, 2015 to June 30, 2017, BrewDog plc made advances of
$24,660,037 to the Company.

James Watt and Martin Dickie own a majority of the stock of, and are executive officers and directors of BrewDog plc. As a result, they both have an indirect interest in the above-referenced transactions, as well as any other transactions involving the Company and BrewDog. James Watt and Martin Dickie will also have an indirect interest in any future transactions between BrewDog plc and the Company due to their status as majority shareholders, executive officers and directors. There have been no transactions between BrewDog plc and the Company in which either James Watt or Martin Dickie received any extra or special benefit not shared on a pro-rata basis by all of the holders of securities of the class of stock owned by them as shareholders of BrewDog plc.

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company's Certificate of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable. Since it is anticipated that at least for the next 12 months the majority of the Company's Common Stock will be owned by BrewDog plc, the holders of Common Stock issued pursuant to this Offering Circular should not expect to be able to influence any decisions by management of the Company through the voting power of such Common Stock.

There are no other classes of stock in the Company as of the date of this Offering Circular. The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company's Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company's Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

The minimum subscription that will be accepted from an investor is Fifty Dollars ($50.00) (the 'Minimum Subscription').

A subscription for Fifty Dollars ($50.00) or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. The Company reserves the unqualified discretionary right to accept any subscription for Shares, in an amount less than the Minimum Subscription. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company intends to engage ComputerShare to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company's Bylaws, which are attached to this Offering Circular.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer's interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain "Disqualifying Events" described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company's Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, "ERISA Plans"), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary's independent control over the assets in his account is adequate to relieve the ERISA Plan's fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the "Final Plan Assets Regulations") provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as "plan assets"). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding "plan assets." Management anticipates that we would clearly be characterized as an "operating" for the purposes of the regulations, and that it would therefore not be deemed to be holding "plan assets."

Classification of our assets of as "plan assets" could adversely affect both the plan fiduciary and management. The term "fiduciary" is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a "fiduciary" of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as "plan assets," certain transactions that we might enter into in the ordinary course of our business might constitute "prohibited transactions" under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their "current value" as of the close of the plan's fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, "current value" means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, "Qualified Plan") and by an individual retirement account ("IRA") is generally exempt from taxation. However, if a Qualified Plan or IRA earns "unrelated business taxable income" ("UBTI"), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on January 24, 2018.

BrewDog USA, Inc.

By: /s/ James Watt
Chief Executive Officer and Director January 24, 2018

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Neil Simpson Neil Simpson
Chief Financial Officer and Director January 24, 2018

By: /s/ Alan Martin Dickie Alan Martin Dickie
Chief Operations Officer and Director January 24, 2018

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By: /S/
James Watt

James Watt
Chief Executive Officer and Director January 24, 2018

By: /S/
Neil Simpson

Neil Simpson
Chief Financial Officer and Director January 24, 2018

By: /S/
Alan Martin Dickie

Alan Martin Dickie
Chief Operations Officer and Director January 18, 2018

SECTION F/S

FINANCIAL STATEMENTS

C O N S O L I D A T E D F I N A N C I A L S T A T E M E N T S

BREWDOG USA INC.
AS OF DECEMBER 31, 2015 AND FOR THE PERIOD FROM
APRIL 22, 2015 (INCEPTION) TO DECEMBER 31, 2015

1

2

REPORT OF INDEPENDENT AUDITORS

The Stockholders of Brewdog USA Inc.

We have audited the accompanying consolidated financial statements of Brewdog USA Inc., which comprise the consolidated balance sheet as of December 31, 2015, and the related consolidated statements of comprehensive loss, changes in stockholder's equity and cash flows for the period from April 22, 2015 (inception) to December 31, 2015, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor's Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Brewdog USA Inc. at December 31, 2015, and the consolidated results of their operations and their cash flows for the period from April 22, 2015 (inception) to December 31, 2015 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Grandview, Ohio
March 1, 2016

3

BREWDOG USA INC.
CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
For the period from April 22, 2015 (inception) to December 31, 2015

Costs and other expenses Administrative expenses	$ 252,494
Depreciation	266
Loss before income tax expense Income tax expense	(252,760) -
Net comprehensive loss	$(252,760)
Basic loss per share	$ (0.04)
Basic common shares outstanding	6,315,789

See accompanying notes.

4

BREWDOG USA INC.
CONSOLIDATED BALANCE SHEET

December 31, 2015
Assets
Prepaid expenses and other current assets	$64,622
Total current assets	64,622
Property and equipment, net	3,447,632
Total non-current assets	3,447,632
Total assets	$ 3,512,254
Liabilities and stockholder's equity
Accruals and other current liabilities	$1,968,919
Accounts payable - BrewDog Plc	46,094
Total current liabilities	2,015,013
Common stock, par value of $0.01; 10,000,000 shares authorized and 6,315,789 shares issued and outstanding	63,158
Additional paid-in capital	1,686,843
Accumulated deficit	(252,760)
Total stockholder's equity	1,497,241
Total liabilities and stockholder's equity	$ 3,512,254

See accompanying notes.

5

BREWDOG USA INC.
CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY

	Common Shares Outstanding	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Total
Balance, April 22, 2015 (inception)	-	$ -	$ -	$ -	$ -
Stock issuance	6,315,789	1	-	-	1
Capitalization of BrewDog Plc payables to equity	-	63,157	1,686,843	-	1,750,000
Net loss	-	-	-	(252,760)	(252,760)
Balance, December 31, 2015	6,315,789	$ 63,158	$ 1,686,843	$ (252,760)	$ 1,497,241

See accompanying notes.

6

BREWDOG USA INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
For the period from April 22, 2015 (inception) to December 31, 2015

Cash flows from operating activities
Net loss	$ (252,760)
Adjustment to reconcile net loss to net cash used by operating activities:
Depreciation expense	266
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(64,622)
Accruals and other current liabilities	96,595
Net cash used in operating activities	(220,521)
Cash flows from investing activities
Capital expenditures	(1,975,574)
Sale of land	400,000
Net cash used in investing activities	(1,575,574)
Cash flows from financing activities
Advances from BrewDog Plc	1,796,095
Net cash provided by financing activities	1,796,095
Net increase in cash and cash equivalents	-
Cash and cash equivalents at April 22, 2015 (inception)	-
Cash and cash equivalents at December 31, 2015	$ -
Supplemental schedule of non-cash financing activities
BrewDog Plc accounts payable converted to equity	$ 1,750,000
Construction in progress not yet paid, but accrued	$ 1,872,324

See accompanying notes.

7

BREWDOG USA INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization and Description of Business
BrewDog USA Inc. ("BrewDog" or in the first person notations of "we," "us," and "our") was formed on April 22, 2015, as a wholly owned subsidiary of BrewDog Plc, a company incorporated in the United Kingdom. BrewDog and its wholly owned subsidiaries, BrewDog Columbus LLC and BrewDog Brewing Company LLC, are in the startup phase of building and operating a brewery in Columbus, Ohio.
BrewDog's mission is to make other people as passionate about great craft beer as we are. BrewDog has three main prospective focuses:

  To make the best beers we possibly can;
  To be the best company to work for that we can be; and
  To provide mind blowingly epic service to all our amazing customers.

BrewDog is currently constructing its North American headquarters, brewery and pub. Since inception, BrewDog has purchased land and started construction. BrewDog also is in the process of raising additional capital to support the completion of the building with the intent to start operations in the fall of 2016. BrewDog's activities are subject to significant risks and uncertainties, including failing to secure additional funding.

Note 2 - Significant Accounting Policies
Presentation - The accompanying consolidated financial statements include the accounts of BrewDog and its wholly owned subsidiaries. BrewDog prepares its consolidated financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP"). All intercompany balances and transactions have been eliminated. As of December 31, 2015, BrewDog Plc uses a centralized approach to treasury services to perform cash management for the operations of its affiliates including BrewDog. As a result, BrewDog Plc funds BrewDog's operating and investing activities, as needed, and any cash generated by BrewDog is transferred to BrewDog Plc. BrewDog Plc will provide financial support as required to BrewDog for a period of not less than 12 months from March 1, 2016.

Accounting estimates - The preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Although management bases its estimates on historical experience and assumptions that are believed to be reasonable under the circumstances, actual results could significantly differ from those estimates.

Fair value measurement - We are required to determine the fair value of financial assets and liabilities based on the price that would be received to sell the asset or paid to transfer the liability to a market participant. Fair value is a market-based measurement, not an entity specific measurement. The fair value of certain assets and liabilities approximates carrying value because of the short-term nature of the accounts, including other current assets and accounts payable.

Stock split - On February 29, 2016, our Board of Directors approved a stock split of 63,157.89 to one outstanding common share. At the same time, the authorized number of common shares was increased to 10,000,000. All per share and share amounts in the accompanying consolidated financial statements and notes to the consolidated financial statements have been adjusted to reflect the stock split.

Operating expenses - Administrative expenses are expensed as incurred, and include all directly attributable costs from BrewDog Plc.

8

BREWDOG USA INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

Deferred issue costs - Costs attributable to a proposed offering of securities pursuant to Regulation A of the Securities Act of 1933 are deferred pending offset against the gross proceeds of the offering. As of December 31, 2015, these amounted to $56,626.

Foreign currency - The majority of our expenditures were denominated in U.S. dollars. Monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollar at the rates of exchange prevailing at the balance sheet date. Transactions in foreign currencies are recorded at the prevailing rate at the date of the transaction with foreign currency transaction gains and losses recorded in the consolidated statement of comprehensive loss

Income taxes - Income taxes are recorded on an accrual basis of accounting based on tax positions taken or expected to be taken in a tax return. A tax position is defined as a position in a previously filed tax return or a position expected to be taken in a future tax filing that is reflected in measuring current or deferred income tax assets and liabilities. Tax positions are recognized only when it is more likely than not (i.e., likelihood of greater than 50%), based on technical merits, that the position would be sustained upon examination by taxing authorities. Tax positions that meet the more likely than not threshold are measured using a probability-weighted approach as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement. Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our financial statements or tax returns. A valuation allowance is established to reduce deferred tax assets if all, or some portion, of such assets will more than likely not be realized. Should they occur, our policy is to classify interest and penalties related to tax positions as income tax expense. Since our inception, no such interest or penalties have been incurred.

Incentives and other reductions - In the course of selecting Columbus, Ohio, as the North American headquarters, BrewDog has received proposals it intends to exercise on certain economic incentives from various governmental entities. The incentives include employee income tax withholding reductions, training grants and development grants for fixed asset investments totaling approximately $1,000,000 that require BrewDog to meet certain investment, job and payroll amounts to receive the incentives. These incentives will be available to BrewDog beginning in 2016 with many of them available through 2026. Additionally, BrewDog received a15-year property tax abatement for the North American headquarters. These various incentives will be recognized when there is reasonable assurance that the incentives will be received and that BrewDog will be able to comply with the conditions attached to the incentives. At the time the incentive will be recognized either in the consolidated statement of comprehensive loss for incentives related to income or the consolidated balance sheet for incentives related to assets in a systematic and rational basis over the periods in which the incentive applies and/or as expenses/costs for which the incentives are intended to compensate are incurred.

As part of the construction of the headquarters, BrewDog received a proposal for various infrastructure improvements, totaling approximately $400,000, to be collected over a five-year period interest free. The obligation and amount in property and equipment is expected be recorded in the consolidated balance sheet in accordance with Accounting Standards Codification Topic 970-470-25, Liability for Tax Increment Financing Entity Debt, once construction of the infrastructure assets is complete and ownership is received. Interest will be imputed on this obligation at that time of the recording of the obligation.

Cash and cash equivalents - BrewDog considers all highly liquid investments with original maturities of less than three months or less at the time of purchase to be cash and cash equivalents.

Prepaid expenses and other current assets - Prepaid expenses relate primarily to deferred equity issue costs in the amount of $56,626. An allowance for doubtful accounts is established on a case-by-case basis, considering changes in the financial position of the customer. Account balances are charged off against the allowance after recovery efforts have ceased. At December 31, 2015, there was no allowance for doubtful accounts recorded in the consolidated balance sheet.

9

BREWDOG USA INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

Property and equipment - Property and equipment are stated at cost. Depreciation is recorded using the straight- line method over the estimated useful lives of the assets (generally three years for computer equipment).

Depreciation expense was $ 266 in 2015.

Subsequent events - BrewDog has evaluated all subsequent events through March 1, 2016, the date the accompanying consolidated financial statements were available to be issued. No matters noted except the stock split noted in Note 2 to the consolidated financial statements and the accounts payable - BrewDog Plc amount at March 1, 2016, is approximately $ 400,000.

Note 3 - New Accounting Pronouncements
Revenue from Contract with Customers - In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2014-09, "Revenue from Contracts with Customers," a comprehensive new revenue recognition standard that will supersede nearly all existing revenue recognition guidance under GAAP. This update requires companies to recognize revenue at amounts that reflect the consideration to which the company expects to be entitled in exchange for those goods or services at the time of transfer. In doing so, companies will need to use more judgment and make more estimates than under today's guidance. Such estimates may include identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. Companies can either apply a full retrospective adoption or a modified retrospective adoption.

BrewDog is required to adopt the new requirements in the first quarter of 2018. BrewDog is currently evaluating the method of adoption and its impact of the new requirements on the consolidated financial statements. BrewDog currently does not believe the impact will be significant.

In November 2015, the FASB issued ASU 2015-17, "Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes". ASU 2015-17 requires the BrewDog to classify deferred tax assets and liabilities as noncurrent amounts in the consolidated balance sheets. Such amounts were previously required to be classified as current and noncurrent assets and liabilities. BrewDog is required to adopt the provisions of ASU 2015-17 for the year ended December 31, 2017; however, BrewDog elected to adopt the provisions for the year ended December 31, 2015.

Note 4 - Property and Equipment
Property and equipment consist of the following at December 31, 2015:

Land	$ 1,118,148
Buildings and brewing equipment under construction	2,328,155
Computer equipment	1,595
Property and equipment	3,447,898
Accumulated depreciation	(266)
Property and equipment, net	$ 3,447,632

10

BREWDOG USA INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

Note 5 - Accruals and Other Current Liabilities
Accruals and other current liabilities consist of the following at December 31, 2015:

Payables associated with assets under construction	$ 1,872,324
Real estate taxes payable	77,565
Other	19,030
Total accruals and other current liabilities	$ 1,968,919

Note 6 - Income Taxes
The tax effects of temporary differences and tax loss carry forwards that give rise to significant portions of deferred tax assets and liabilities at December 31, 2015, are comprised of the following:

Deferred tax asset:
Capitalized start-up costs	$ 78,118
Total deferred tax assets	78,118
Valuation allowance	(78,118)
Deferred tax assets, net of allowance	$ -

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and taxing strategies in making this assessment. In case the deferred tax assets will not be realized in future periods, the Company has provided a valuation allowance for the full amount of the deferred tax assets at December 31, 2015.

The expected tax expense (benefit) based on the U.S. federal statutory rate is reconciled with actual tax expense (benefit) for the period from April 22, 2015 (inception) to December 31, 2015) as follows:

Federal statutory income tax rate	34.0%
Change in valuation allowance	(34.0)%
Income tax expense (benefit)	- %

There is no income tax expense (benefit) for the period from April 22, 2015 (inception) to December 31, 2015.

Note 7 - Commitments and Contingencies
In connection with the construction of property and equipment, BrewDog has approximately $14.8 million of remaining capital commitment to be incurred primarily in 2016 associated with the construction of the building and brewery equipment as of December 31, 2015.

Note 8 - Operating Segments
BrewDog operates in a single operating segment.

11

BREWDOG USA INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

Note 9 - Related Party Transactions
Our operations are funded by BrewDog plc as an interest free intercompany balance repayable on demand. Total funding provided during 2015 amounted to $1,796,095 and of which $1,750,000 was converted to additional-paid in capital.

The payable to the parent included in the consolidated balance sheet is the result of various transactions between BrewDog and BrewDog Plc. There are no terms of settlement or interest charges associated with the account balance. The balance is primarily the result of the establishment of BrewDog operations in the United States and BrewDog being part of BrewDog's participation in BrewDog Plc's cash management program, wherein all of BrewDog's cash receipts are remitted to BrewDog Plc and all cash disbursements are funded by BrewDog Plc. Other transactions include miscellaneous administrative expenses incurred by BrewDog Plc on behalf of BrewDog.

BrewDog Plc provided certain services to BrewDog including, but not limited to, Executive services, accounting and legal services, and other selling, general and administrative expenses. The allocation method utilized by management of BrewDog Plc during the period from April 22, 2015 (inception) to December 31, 2015, was an allocation of approximately 10% of expenses incurred. Management of BrewDog believes this method is a reasonable allocation. The amount included in the consolidated statement of comprehensive loss by BrewDog for the period from April 22, 2015 (inception) to December 31, 2015, is $23,000.

12

CONSOLIDATED FINANCIAL STATEMENTS

BREWDOG USA INC.

YEAR ENDED DECEMBER 31, 2016
AND PERIOD FROM APRIL 22, 2015 (INCEPTION)
TO DECEMBER 31, 2015
WITH REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

1

Contents

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM....................3
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS....................4
CONSOLIDATED BALANCE SHEETS....................5
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY....................6
CONSOLIDATED STATEMENTS OF CASH FLOWS....................7
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS....................8

2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of BrewDog USA Inc.

We have audited the accompanying consolidated balance sheets of BrewDog USA Inc. as of December 31, 2016 and 2015, and the related consolidated statements of comprehensive loss, stockholder's equity and cash flows for the year ended December 31, 2016 and for the period from April 22, 2015 (inception) to December 31, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

Grandview Heights, Ohio
June 13, 2017

3

BREWDOG USA INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Year ended December 31, 2016	Period from April 22, 2015 to December 31, 2015
Costs and other expenses		
Administrative expenses	$ 878,757	$ 252,494
Depreciation	8,798	266
Loss before income tax expense	(887,555)	(252,760)
Income tax expense	–	–
Net comprehensive loss	$ (887,555)	$ (252,760)
Basic loss per share	$ (0.14)	$ (0.04)
Weighted Average basic common shares outstanding	6,325,377	6,315,789

See accompanying notes.

4

BREWDOG USA INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2016	December 31, 2015
Assets		
Cash and cash equivalents	$ 138,797	$ -
Prepaid expenses and other current assets	83,553	64,622
Total current assets	222,350	64,622
Property and equipment, net	20,113,943	3,447,632
Total non-current assets	20,113,943	3,447,632
Total assets	$ 20,336,293	$ 3,512,254
Liabilities and stockholders' equity		
Accruals and other current liabilities	$ 470,456	$ 1,968,919
Intercompany – BrewDog Plc	17,222,475	46,094
Total current liabilities	17,692,931	2,015,013
Common stock, par value of $0.01; 10,000,000 shares authorized and 6,372,061 and 6,315,789 shares issued and outstanding at December 31, 2016 and 2015, respectively	63,721	63,158
Additional paid-in capital	3,719,956	1,686,843
Accumulated deficit	(1,140,315)	(252,760)
Total stockholders' equity	2,643,362	1,497,241
Total liabilities and stockholders' equity	$ 20,336,293	$ 3,512,254

See accompanying notes.

5

BREWDOG USA INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Common Shares Outstanding	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Total
Balance, April 22, 2015 (inception)	$ -	$ -	$ -	$ -	$ -
Stock issuance	6,315,789	1	-	-	1
Capitalization of BrewDog Plc payables to equity	-	63,157	1,686,843	-	1,750,000
Net loss	-	-	-	(252,760)	(252,760)
Balance, December 31, 2015	6,315,789	63,158	1,686,843	(252,760)	1,497,241
Stock issuance	56,272	563	2,672,357	–	2,672,920
Stock issuance costs	-	-	(639,244)		(639,244)
Net loss	–	–	–	(887,555)	(887,555)
Balance, December 31, 2016	6,372,061	$ 63,721	$ 3,719,956	$ (1,140,315)	$ 2,643,362

See accompanying notes.

6

BREWDOG USA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	December 31, 2016	December 31, 2015
Cash flows from operating activities		
Net loss	$ (887,555)	$ (252,760)
Adjustment to reconcile net loss to net cash used by operating activities:		
Depreciation expense	8,798	266
Changes in operating assets and liabilities:		
Prepaid expenses and other current assets	(18,931)	(64,622)
Accruals and other current liabilities	20,459	96,595
Net cash used in operating activities	(877,229)	(220,521)
Cash flows from investing activities		
Capital expenditures	(18,194,030)	(1,975,574)
Sale of land	-	400,000
Net cash used in investing activities	(18,194,030)	(1,575,574)
Cash flows from financing activities		
Advances from BrewDog Plc	17,176,380	1,796,095
Issue of common stock	2,672,920	-
Costs of issue of common stock	(639,244)	-
Net cash provided by financing activities	19,210,056	1,796,095
Net increase in cash and cash equivalents	138,797	-
Cash and cash equivalents, beginning	–	-
Cash and cash equivalents, ending	$ 138,797	$ -
Supplemental schedule of non-cash financing activities		
BrewDog Plc accounts payable converted to equity	$ -	$ 1,750,000
Construction in progress not yet paid, but accrued	$ 353,402	$ 1,872,324
Interest paid	$ -	$ -

See accompanying notes.

7

BREWDOG USA INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—continued

Property and equipment — Property and equipment are stated at cost. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets (generally three years for computer equipment). The Company capitalized interest of $105,044 in 2016 ($0 in 2015) relating to the construction of the headquarters, brewery and pub in Columbus, Ohio.
Depreciation expense was $8,798 in 2016 ($266 in 2015).

Subsequent events — Subsequent to the year end the Company has issued 37,473 shares at a purchase price of $47.50. The Company has received approximately $6,600,000 from the parent, BrewDog Plc, subsequent to the year end. These funds were used for the construction of the taproom and brewery. In addition, the Company has acquired a second site in Columbus, which will be undergo a fit-out and become their second BrewDog bar in the US.

BREWDOG USA INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—continued

	2016	2015
Land	$ 1,118,148	$ 1,118,148
Buildings and brewing equipment under construction	18,853,016	2,328,155
Computer equipment	6,163	1,595
Motor vehicles	40,636	-
Capitalized interest	105,044	-
Property and equipment	20,123,007	3,447,898

11

Accumulated depreciation	(9,064)	(266)
Property and equipment, net	20,113,943	$ 3,447,632

	2016	2015
Payables associated with assets under construction	353,402	1,872,324
Real estate taxes payable	50,553	77,565
Other	66,501	19,030
Total accruals and other current liabilities	$ 470,456	$ 1,968,919

Deferred tax asset:	2016	2015
Capitalized start-up costs	337,484	78,118
Other costs	35,715	-
Total deferred tax assets	373,199	78,118
Valuation allowance	(373,199)	(78,118)
Deferred tax assets, net of allowance	$ –	$ –

BREWDOG USA INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—continued

	2016	2015
Federal statutory income tax rate	34.0%	34.0%
Change in valuation allowance	(34.0)%	(34.0)%
Income tax expense (benefit)	–%	–%

Note 7 — Commitments and Contingencies
In connection with the construction of property and equipment, BrewDog has approximately $7,300,000 (December 31, 2015 – approximately $14,800,000) of remaining capital commitments to be incurred primarily in 2017 associated with the construction of the building and brewery equipment.

Note 8 — Operating Segments

12

BrewDog USA Inc.
Consolidated Balance Sheets
As of June 30, 2017 (unaudited) and December 31, 2016 (audited)

	June 30, 2017 $	December 31, 2016 $
Assets		
Cash and cash equivalents	396,672	138,797
Inventories	601,875	-
Prepaid expenses and other current assets	57,828	83,553
Total current assets	1,056,375	222,350
Property and equipment, net	28,649,553	20,113,943
Total non-current assets	28,649,553	20,113,943
Total assets	29,705,928	20,336,293
Liabilities and stockholder's equity		
Accruals and other current liabilities	3,170,636	470,456
Accounts payable – BrewDog Plc	24,660,037	17,222,475
Total current liabilities	27,830,673	17,692,931
Common stock; par value of $0.01; 10,000,000 shares authorized and 6,409,534 and 6,372,061 shares issues and outstanding at June 30, 2017 and December 31, 2016 respectively	64,095	63,721
Additional paid-in capital	5,257,124	3,719,956
Accumulated deficit	(3,445,964)	(1,140,315)
Total stockholder's equity	1,875,255	2,643,362
Total liabilities and stockholder's equity	29,705,928	20,336,293

See Accompanying notes.

BrewDog USA Inc.
Consolidated Statement of Comprehensive Loss
Six Months Ended June 30, 2017 (unaudited) and
for the Six Months Ended June 30, 2016 (unaudited)

	June 30, 2017 $	June 30, 2016 $
Sales	1,497,677	-
Cost of Sales	1,772,841	-
Gross Margin	(275,164)	-
Administrative expenses	1,685,060	418,536
Depreciation	345,425	2,540
Loss before income tax expense	(2,305,649)	(421,076)
Income tax expense	-	-
Net comprehensive loss	(2,305,649)	(421,076)
Basic loss per share	$(0.36)	$(0.07)
Basic common shares outstanding	6,409,534	6,315,789

See Accompanying notes.

BrewDog USA Inc.
Consolidated Statement of Cash Flows
Six Months Ended June 30, 2017 (unaudited) and
for the Six Months Ended June 30, 2016 (unaudited)

Cash flows from operating activities	June 30, 2017 $	June 30, 2016 $
Net loss	(2,305,649)	(421,076)
Adjustment to reconcile net loss to net cash used by operating activities:		
Depreciation expense	345,425	2,540
Changes in operating assets and liabilities:		
Inventories	(601,875)	-
Prepaid expenses and other current assets	25,725	(13,086)
Accruals and other current liabilities	2,700,180	19,551
Net cash provided in operating activities	163,806	(421,071)
Cash flows from investing activities		
Capital expenditures	(8,881,035)	(7,762,831)
Net cash used in investing activities	(8,881,035)	(7,762,831)
Cash flows from financing activities		
Proceeds from the Sale of Stock	1,537,542	–
Advances from BrewDog Plc	7,437,562	8,201,395
Net cash provided by financing activities	8,975,104	8,201,395
Net increase in cash and cash equivalents	257,875	26,493
Cash and cash equivalents, beginning	138,797	–
Cash and cash equivalents, ending	396,672	26,493
Supplemental schedule on non-cash financing activities		
Construction in progress note yet paid, but accrued	1,847,366	776,557

See accompanying notes.

BrewDog USA Inc.
Consolidated Statement of Shareholder's Equity as of June 30, 2017 (unaudited)

	Common Shares Outstanding	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Total
Balance, January 1, 2017	6,372,061	$ 63,721	$ 3,719,956	$ (1,140,315)	$ 2,643,362
Stock issuance	37,473	374	1,779,593	–	1,779,967
Stock issuance costs	–	–	(242,425)	–	(242,425)
Net loss	–	–	–	$ (2,305,649)	$ (2,305,649)
Balance, June 30, 2017	6,409,534	$ 64,095	$ 5,257,124	$ (3,445,964)	$ 1,875,255

See accompanying notes.

The accompanying notes are an integral part of these financial statements.

BREWDOG USA INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Organization and Description of Business

BrewDog has constructed its North American headquarters, brewery and pub. Since inception, BrewDog has purchased land, constructed a brewery, opened a taproom and purchased a building for a retail site. BrewDog also is in the process of raising additional capital to support the completion of the brewery start up with the intent to start production in Summer 2017. BrewDog's activities are subject to significant risks and uncertainties, including failing to secure additional funding.

Note 2: Significant Accounting Policies

Note 5 - Accruals and Other Current Liabilities

Accruals and other current liabilities consist of the following:

	June 30, 2017 Unaudited	December 31, 2016 Audited
Payables associated with assets under construction	$ 1,878,051	$ 353,402
Real estate taxes payable	49,205	50,553
Other	1,243,380	66,501
Total accruals and other current liabilities	$ 3,170,636	$ 470,456

Note 6 -Income Taxes

The tax effects of temporary differences and tax loss carry forwards that give rise to significant portions of deferred tax assets and liabilities at June 30, 2017, are comprised primarily of capitalized start-up costs offset by a 100% valuation allowance.

The expected tax expense (benefit) based on the U.S. federal statutory rate is reconciled with actual tax expense (benefit) for the period from January 1, 2017 to June 30, 2017 and January 1, 2016 to June 30, 2016, respectively, as follows:

There is no income tax expense (benefit) for the period from January 1, 2017 to June 30, 2017 and January 1, 2016 to June 30, 2017.

Note 7 - Commitments and Contingencies

Note 8 - Operating Segments

BrewDog operates in a single operating segment.

Note 9 - Related Party Transactions

The allocation method utilized by management of BrewDog Plc during the period from January 1, 2016 to June 30, 2016, was an allocation of approximately 15% of expenses incurred. The allocation method utilized by management of BrewDog Plc during the period from January 1, 2017 to June 30, 2017, was a charge of $130,000. Management of BrewDog believes this method is a reasonable allocation. The amount included in the consolidated statement of comprehensive loss by BrewDog for the period from January 1, 2017 to June 30, 2017, was $130,000 and (from January 1, 2016 to June 30, 2016 amounted to $60,000).

Item 4. Exhibits

INDEX TO EXHIBITS

Charters (including amendments)*	Item 17.2
Bylaws*	Item 17.2
Material Contracts*	Item 17.6

* Previously files with Offering Circular.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this special financial report on Form 1-SA to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbus, Ohio on September 27, 2017.

BREWDOG USA, INC.

By: /s/ Neil Simpson

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer in the capacities and on the dates indicated.

Signature By: /s/ James Watt By: /s/ Neil Simpson	Title Chief Executive Officer BrewDog USA Inc. September 27, 2017 Chief Financial Officer BrewDog USA Inc. September 27, 2017

PART III: EXHIBITS

Index to Exhibits

Description	Item	Exhibit
Broker-Dealer Services Agreement with Keystone Capital Corporation	Item 17.1	1A-1
Charters (including amendments)	Item 17.2	1A-2A
Bylaws	Item 17.2	1A-2B
Subscription Agreement	Item 17.4	1A-4
Material Contracts	Item 17.6	1A-6
Escrow Agreement with Prime Trust LLC	Item 17.8	1A-8
Consent of Independent Auditors	Item 17.11	1A-11
Legal Opinion of Kendall Almerico, Kendall A. Almerico P.A.	Item 17.12	1A-12
Testing The Waters	Item 17.13	1A-13

EXHIBIT 1A-1

BROKER-DEALER SERVICES AGREEMENT WITH
KEYSTONE CAPITAL CORPORATION

EXHIBIT 1A-2A

CHARTER AND AMENDMENTS

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:29 PM 04/22/2015
FILED 12:26 PM 04/22/2015
SRV 150548100 - 5733488 FILE

CERTIFICATE OF INCORPORATION

OF

BREWDOG USA INC.

The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, certifies as follows:

1. Name. The name of the corporation is **BREWDOG USA INC.** (hereinafter called the "Corporation").

2. Address; Registered Agent. The address of the Corporation's registered office is c/o United Corporate Services, Inc., 874 Walker Road, Suite C, City of Dover, County of Kent, State of Delaware 19904; and its registered agent at such address is United Corporate Services, Inc.

3. Nature of Business; Purposes. The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. Number of Shares. The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) with a par value of $.01 per share. All such shares are of one class and are shares of common stock.

5. Name and Address of Incorporator. The name and mailing address of the incorporator is: Thomas D. Selz, Esq., Frankfurt Kurnit Klein & Selz, P.C., 488 Madison Avenue, 10th Floor, New York, NY 10022.

6. Election of Directors. Members of the Board of Directors may be elected either by written ballot or by voice vote.

7. Adoption, Amendment and/or Repeal of By-Laws. The Board of Directors is expressly authorized to make and alter the By-Laws of the Corporation, without any action on the part of

23898.100

FKKS: 596150.v1

the stockholders; but the By-Laws made by the Board of Directors and the powers so conferred may be altered or repealed by the Board of Directors or stockholders.

8. Compromise and Arrangements. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

9. Liability of Directors. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the Delaware General Corporation Law, as the same may be amended and/or supplemented.

FKKS: 596150.v1 2 23898.100

10. Indemnification. The following indemnification provisions shall apply to the persons enumerated below.

(a) Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnified Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnified Person in such Proceeding. The Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

(b) Prepayment of Expenses of Directors and Officers. The Corporation may pay the expenses (including attorneys' fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Ten or otherwise.

FKKS: 596150.v1 3 23898.100

(c) Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney's fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

(d) Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorney's fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

(e) Non-Exclusivity of Rights. The rights conferred on any person by this Article 10 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, this Certificate of Incorporation, the By-Laws of the Corporation, any agreement, a vote of stockholders or disinterested directors or otherwise.

(f) Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise may be reduced by any

FKKS: 596150.v1 4 23898.100

amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

(g) Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation's expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article 10; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article 10.

(h) Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article 10 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such Indemnified Person's heirs, executors and administrators.

IN WITNESS WHEREOF, this Certificate has been signed on this 22nd day of April, 2015, and the signature of the undersigned shall constitute the affirmation and acknowledgment of the undersigned, under penalties of perjury, that the Certificate is the act and deed of the undersigned and that the facts stated in the Certificate are true.

Thomas D. Selz, Sole Incorporator

FKKS: 596150.v1 5 23898.100

Delaware

Page 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BREWDOG USA INC.", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF FEBRUARY, A.D. 2016, AT 1:29 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

SECRETARY'S OFFICE 1793 DELAWARE 1855

5733488 8100
SR# 20161306387

Authentication: 201907390
Date: 02-29-16

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:29 PM 02/29/2016
FILED 01:29 PM 02/29/2016
SR 20161306387 - File Number 5733488

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
BREWDOG USA INC.

Pursuant to Sections 228 and 242
of the General Corporation Law of the State of Delaware

BrewDog USA Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

FIRST: This Certificate of Amendment (the "Certificate of Amendment") amends the provisions of the Corporation's Certificate of Incorporation filed with the Secretary of State on April 22, 2015 (the "Certificate of Incorporation").

SECOND: Article 4 of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

> "The total number of shares of stock which the Corporation shall have authority to issue is Ten Million (10,000,000) shares with a par value of $.01 per share. All such shares are of one class and shares of common stock."

THIRD: Each currently outstanding share of stock is increased to sixty three thousand one hundred fifty seven and eighty nine one-hundredths (63,157.89) shares of stock, such that there shall be outstanding immediately following this Certificate of Amendment six million three hundred fifteen thousand seven hundred eighty nine (6,315,789) shares of stock of the Corporation, each of which shall be held by sole stockholder BrewDog plc.

FOURTH: This amendment was duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

SIXTH: This Certificate of Amendment shall be effective upon its filing with the Secretary of State of the State of Delaware.

109982.000008/#4851-5706-6286 v1

IN WITNESS WHEREOF, BrewDog USA Inc. has caused this Certificate of Amendment to be executed by its duly authorized officer this 29th day of February, 2016.

BREWDOG USA INC.

By: ______________________
Neil Simpson, Authorized Officer

[Signature Page - Certificate of Amendment]

EXHIBIT 1A-2B

BYLAWS

BYLAWS

OF

BREWDOG USA INC.

(a Delaware corporation)

Adopted April 22, 2015

BYLAWS
OF
BREWDOG USA INC.
(a Delaware corporation)

ARTICLE I
OFFICES

Section 1.1 Registered Office. The registered office of BrewDog USA Inc. (the "Corporation") shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS' MEETINGS

Section 2.1 Place of Meetings. Meetings of the stockholders of the Corporation shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. In the absence of any such designation, a meeting of the stockholders shall be held at the principal executive offices of the Corporation.

Section 2.2 Annual Meetings. An annual meeting of the stockholders of the Corporation, for the election of directors and for the transaction of such other business as may properly come before of the meeting, shall be held each year on such date and at such time as shall be designated from time to time by the Board of Directors. The first annual meeting of the stockholders shall be held within thirteen (13) months of the date of the incorporation of the Corporation.

Section 2.3 Special Meetings. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called by (i) the Chairman of the Board, if there be one, (ii) the President, or (iii) any officer of the Corporation at the request of a majority of the Board of Directors. A special meeting of the stockholders so called shall be held on such date and at such time as is designated by the Board of Directors. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice of the special meeting.

Section 2.4 Notice of Meetings. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, written notice of each meeting of the stockholders stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of such meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder's address as it appears on the stock records of the Corporation or its transfer agent, unless such stockholder shall have filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed to some other address, in which case it shall be directed to such stockholder at such other address.

Section 2.5 Quorum. At each meeting of the stockholders, the presence, in person or by proxy, of the holders of not less than a majority of the outstanding shares entitled to vote thereat shall constitute a quorum at such meeting for the transaction of business, except as otherwise required by law, the Certificate of Incorporation or these Bylaws. In the absence of a quorum at any meeting of the stockholders, either the chairman of the meeting or the holders of a majority of the outstanding shares present, in person or by proxy, and entitled to vote thereat may adjourn such meeting from time to time, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.6 Adjournment. Any meeting of the stockholders, whether or not a quorum is present, may be adjourned from time to time, either by the chairman of the meeting or by the vote of holders of a majority of the outstanding shares present, in person or by proxy, and entitled to vote thereat, to reconvene at the same or some other place. Notice of any properly adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken and the adjournment is for no more than thirty (30) days and a new record date is not fixed for the adjourned meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At an adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum has been present thereat.

Section 2.7 Vote Required. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, (i) at any meeting of the stockholders for the election of directors at which a quorum is present, the candidates receiving the greatest number of votes shall be elected as directors; and (ii) all other matters submitted to the stockholders at any meeting of the stockholders at which a quorum is present shall be decided by the vote of the holders of a majority of the outstanding shares entitled to vote and present, in person or by proxy, at the meeting. Where a separate vote by class or series is required, except as otherwise required by law, the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or series present, in person or by proxy, at the meeting shall constitute a quorum entitled to take action with respect to that vote on that matter and, except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (or plurality, in the case of the election of directors) of the votes cast by the holders of shares of such class or classes or series shall be the act of such class or series. Every reference in these Bylaws to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes to which such shares are entitled as provided in the Certificate of Incorporation or these Bylaws.

Section 2.8 Voting Rights. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, each stockholder in whose name shares stand on the stock records of the Corporation as of the record date with respect to a meeting of the stockholders shall at such meeting be entitled to one vote for each share held by such stockholder as of such record date.

Section 2.9 Proxies. Each stockholder entitled to vote at a meeting of the stockholders, or to express consent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy, if the proxy is set forth in writing or by a transmission permitted by law, but no such proxy shall be voted or acted upon after three (3) years from its date, unless such

2

proxy provides for a longer period. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting.

Section 2.10 List of Stockholders. The Secretary or other officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.11 Organization of Meetings.

(a) At each meeting of the stockholders, unless another officer has been appointed by the Board of Directors, the Chairman of the Board, or, if a Chairman of the Board has not been appointed or is absent, the President, or, in the absence of the President, any Vice President, or in the absence of any Vice President, a chairman chosen by the holders of a majority of the outstanding shares present, in person or by proxy, at the meeting and entitled to vote thereat, shall act as chairman of the meeting. The Secretary, or, in his absence, an Assistant Secretary or, if an Assistant Secretary has not been appointed or is absent, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

(b) The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of meetings of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit in the chairman's discretion, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, (v) limitations on the time allotted to questions or comments by participants, and (vi) the determination of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of the stockholders shall not be required to be held in accordance with, or to follow, any manual or rules of parliamentary procedure.

Section 2.12 Action By Written Consent Without a Meeting. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and

3

bearing the date of signature by each stockholder who signs the written consent, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stockholders entitled to vote on such action were present and voted, and shall be delivered to the Corporation within sixty (60) days of the date of the earliest dated written consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented thereto in writing.

ARTICLE III
DIRECTORS

Section 3.1 Power and Authority. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall have and may exercise all the powers of the Corporation and do all such lawful acts and things, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws.

Section 3.2 Number and Qualifications of Directors. Except as otherwise provided in the Certificate of Incorporation, the authorized number of directors of the Corporation which shall constitute the whole Board of Directors shall be fixed or changed from time to time exclusively by resolution adopted by the Board of Directors. Except as otherwise provided in the Certificate of Incorporation or fixed by resolution adopted by the Board of Directors, the authorized number of directors of the Corporation shall be three (3). No decrease in the authorized number of directors shall have the effect of shortening the term of any incumbent director. Directors need not be stockholders, unless the Certificate of Incorporation otherwise provides.

Section 3.3 Election and Term of Directors. The directors, other than the initial directors either named in the Certificate of Incorporation or elected by the incorporators, shall be elected at each annual meeting of the stockholders, except as provided in Section 3.4 hereof, and each director so elected shall hold office until the next annual meeting of the stockholders and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal. If, for any reason, the directors shall not have been elected at an annual meeting of the stockholders, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose.

Section 3.4 Vacancies and Newly Created Directorships. Vacancies occurring on the Board of Directors, whether resulting from death, resignation, removal, disqualification, failure of the stockholders to elect the whole authorized number of directors, newly created directorships resulting from any increase in the authorized number of directors or any other reason, may be filled by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next election of directors and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal. If at any time there are no directors in office, then an election of directors may be held in the manner provided by Delaware law.

Section 3.5 Resignation. Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, if there be one, the President or the Secretary of the Corporation at the principal executive offices of the Corporation. Such resignation shall be effective at the time specified therein or, if no such specification is made, immediately upon its

4

receipt by the Corporation. Unless otherwise specified in the notice, acceptance of a resignation shall not be necessary to make it effective.

Section 3.6 Removal. Except as otherwise provided by Delaware law or the Certificate of Incorporation, any director or the entire Board of Directors may be removed from office cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote at an election of directors.

Section 3.7 Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.8 Regular Meetings. Unless the Board of Directors shall otherwise determine, a regular meeting of the Board of Directors shall be held immediately following the adjournment of each annual meeting of the stockholders at which directors are elected, and at the same place, and notice of such meeting need not be given (unless the time or place is changed). Additional regular meetings of the Board of Directors may be held at such other times and places as may from time to time be determined by resolution by the Board of Directors, and notice of any such additional regular meetings need not be given.

Section 3.9 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Board of Directors, by the Chairman of the Board, if there be one, by the President or by any two (2) or more directors and shall be held at such time and place as shall be stated in the notice of the meeting. Notice of the time and place of any special meeting shall be given orally or in writing to each director, in person or by facsimile, telephone, electronic mail, hand delivery, telecopy or other similar method involving immediate receipt, at least twenty-four (24) hours before the meeting, or by mail, if deposited in the United States mail properly addressed, with postage prepaid, at least seventy-two (72) hours prior to the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice of such meeting.

Section 3.10 Quorum and Voting. Except as otherwise provided by Delaware law or the Certificate of Incorporation, at all meetings of the Board of Directors, the presence of a majority of the directors then in office shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by Delaware law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 3.11 Meetings by Telephone. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any member of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors, or of such committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 3.12 Organization. At each meeting of the Board of Directors, the Chairman of the Board, if there be one, or, if a Chairman of the Board has not been elected or is absent, the

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President, or, if the President is absent, the most senior Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the directors present at the meeting, shall preside over the meeting. The Secretary, or in his absence, an Assistant Secretary or another person appointed by the chairman of the meeting, shall act as secretary of the meeting. At each meeting of the Board of Directors, the chairman of the meeting shall establish the order of business of and the procedures at the meeting, subject to the right of the Board of Directors to establish or modify the same.

Section 3.13 Action By Written Consent Without a Meeting. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in a writing or writings, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

Section 3.14 Committees. The Board of Directors may, by resolution adopted by the whole Board of Directors, appoint one or more committees, each committee to consist of one or more of the directors of the Corporation as fixed or changed from time to time by the Board of Directors. The membership of a committee member shall terminate on the date of such member's death, resignation or removal from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any or all committee members and the Board of Directors may fill any vacancy on a committee created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee shall, to the extent provided by resolution of the Board of Directors, unless otherwise restricted by law, the Certificate of Incorporation or these Bylaws, have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation, if there be one, to be affixed to all papers which may require it. Each committee shall serve at the pleasure of the Board of Directors, shall act only in intervals between meetings of the Board of Directors, and shall be subject to the control and direction of the Board of Directors. Each committee shall act by a majority of its members at a meeting or by a writing or writings signed by all of its members. Each committee shall keep written minutes of its meetings and proceedings and report the same to the Board of Directors when required.

Section 3.15 Compensation. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the amount and type of compensation that the Corporation shall pay to directors for their services as directors, if any. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof and shall receive such compensation for attendance at each meeting of the Board of Directors or any committee thereof and other services as shall be determined by the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

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ARTICLE IV
NOTICES

Section 4.1 Form of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, committee member or stockholder, unless contrary provision is made as to how such notice shall be given, such notice may be given (i) in person, in writing, (ii) by mail, postage prepaid, addressed to such director, committee member or stockholder, at such person's address as it appears on the books or, in the case of a stockholder, the stock transfer records of the Corporation or its transfer agent, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, (iii) by overnight courier service, and such notice shall be deemed to be given the day following the day it is delivered to such service with all charges prepaid, (iv) by facsimile, telecopy, telegram or other similar means, and such notice shall be deemed to be given at the time it is transmitted with all charges prepaid, or (v) by any other method permitted by law, and such notice shall be deemed to be given when it is received by the director, committee member or stockholder.

Section 4.2 Waiver of Notice. Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to receive such notice, whether before of after the time stated therein, shall be deemed equivalent to the giving of notice to such person or persons. Attendance of a director, committee member or stockholder (in person or by proxy) at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice, unless otherwise required by law, the Certificate of Incorporation or these Bylaws.

ARTICLE V
OFFICERS

Section 5.1 General. The officers of the Corporation shall be elected or appointed by the Board of Directors and shall include a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also elect or appoint a Chairman of the Board (who must be a director), one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers as it shall deem necessary, convenient or desirable. Any number of offices may be held by the same person at the same time, unless prohibited by law, the Certificate of Incorporation or these Bylaws. No officer of the Corporation needs to be a stockholder of the Corporation, and no officer of the Corporation, except for the Chairman of the Board, needs to be a director of the Corporation.

Section 5.2 Term. Each officer of the Corporation shall hold office at the pleasure of the Board of Directors, until his successor is duly elected or appointed and qualified, or until his earlier death, resignation or removal.

Section 5.3 Removal and Vacancies. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors. Any vacancy occurring in any office of the Corporation, whether caused by death, resignation, removal, expiration of term or any other reason, may be filled by the Board of Directors.

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Section 5.4 Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, if there be one, the President or the Secretary of the Corporation at the principal executive offices of the Corporation. Any such resignation shall be effective when received by the person or persons to whom the notice is properly given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the contractual rights, if any, of the Corporation under any contract with the resigning officer.

Section 5.5 Compensation. The salaries and other compensation of the officers of the Corporation, if any, shall be fixed by or in the manner designated by the Board of Directors.

Section 5.6 Chairman of the Board. The Chairman of the Board, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board shall have all the powers and shall perform all the duties of the President. The Chairman of the Board shall also perform such other duties and have such other powers commonly incident to such office and as may from time to time be assigned to the Chairman of the Board of Directors by these Bylaws or by the Board of Directors.

Section 5.7 President. The President shall be the chief executive officer of the Corporation (unless the Board of Directors provides for another person to hold such office separately) and, subject to the control of the Board of Directors, shall have general and active charge, management, control and supervision of the properties, business, affairs, operations, officers, employees and agents of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have general authority to execute and deliver all bonds, deeds, mortgages, leases, contracts and other documents and instruments in the name and on behalf of the Corporation, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Unless the Board of Directors otherwise determine, in the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and, if he is a director, of the Board of Directors. The President shall also perform such other duties and have such other powers commonly incident to such office and as may from time to time be assigned to the President by these Bylaws or the Board of Directors. Any of the powers or duties of the President may be assigned by the Board of Directors to a Chief Executive Officer elected or appointed by the Board of Directors.

Section 5.8 Vice Presidents. At the request of the President or in the absence of the President or in the event of the President's inability or refusal to act (and if there be no Chairman of the Board), the Vice President, if any, or in the event there is more than one Vice President, the Vice Presidents (in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election or appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers commonly incident to such office and as may from time to time be assigned to such Vice President by these Bylaws, the Board of Directors, the Chairman of the Board of Directors (if there be one), or the President.

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Section 5.9 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and shall record and keep the minutes of all the actions and proceedings of such meetings in books to be kept for that purpose and shall perform like duties for committees of the Board of Directors when required. Except as otherwise provided in these Bylaws, the Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of all special meetings of the Board of Directors and of all committees that require notice The Secretary shall have custody of the seal of the Corporation, if any, and the Secretary, or an Assistant Secretary, if any, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation, if any, and to attest to the affixing by such officer's signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be. The Secretary shall perform such other duties and have such other powers commonly incident to such office and as may from time to time be assigned to the Secretary by these Bylaws, the Board of Directors, the Chairman of the Board (if there be one) or the President, under whose supervision the Secretary shall be.

Section 5.10 Assistant Secretaries. The Assistant Secretary, if there be one, or if there be more than one, the Assistant Secretaries (in the order determined by the Board of Directors, or if there be no such determination, then in the order of their election) shall, at the request of the Secretary or in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. Each Assistant Secretary, if there be any, shall perform such other duties and shall have such other powers as may from time to time be assigned to such Assistant Secretary by the Board of Directors, the President any Vice President or the Secretary.

Section 5.11 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors otherwise so requires, an account of all his transactions as Treasurer and of the financial condition and results of operations of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such form, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall also perform such other duties and shall have such other powers commonly incident to such office and as may from time to time be assigned to the Treasurer by the Board of Directors, the Chairman of the Board (if there be one) or the President. Any of the powers or duties of the Treasurer may be assigned by the Board of Directors to a Chief Financial Officer elected or appointed by the Board of Directors.

Section 5.12 Assistant Treasurer. The Assistant Treasurer, if any, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, then in order of their election, shall, at the request of the Treasurer, in the

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absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties of the Treasurer and, when so acting, shall have the powers and be subject to all the restrictions upon the Treasurer. The Assistant Treasurer, if any, shall also perform such other duties and shall have such other powers as may be assigned to such Assistant Treasurer from time to time by the Board of Directors, the President, any Vice President or the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer's possession or under the Assistant Treasurer's control belonging to the Corporation.

Section 5.13 Additional Officers. The Board of Directors may elect or appoint such other officers as it shall deem necessary, convenient or desirable. Such other officers shall hold their offices at the pleasure of the Board of Directors for such terms and shall have such powers and perform such duties as shall be assigned to them from time to time by the Board of Directors. The Board of Directors may delegate to any officer of the Corporation the power to elect or appoint any subordinate officers and to prescribe their respective duties and powers.

Section 5.14 Delegation of Authority. Except where otherwise provided by law, the Board of Directors may from time to time delegate the powers or duties of any officer of the Corporation to any other person, and may authorize any officer to delegate specific powers and duties of such officer to any other person.

ARTICLE VI
EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 6.1 Execution of Corporate Instruments. The Board of Directors may, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, authorize any officer or officers, or other person or persons, to enter into any contract or to execute and deliver any instrument in the name and on behalf of the Corporation, which authorization may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or otherwise within the authority of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 6.2 Voting of Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meetings, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, if there by one, the President, any Vice President or any other officer authorized to do so by the Board of Directors, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation

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might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

ARTICLE VII
STOCK AND STOCKHOLDERS

Section 7.1 Stock Certificates. Each stockholder shall be entitled to a certificate, which shall be in such form as is consistent with applicable law and the Certificate of Incorporation and as is prescribed by the Board of Directors, signed by, or in the name of the Corporation by, the Chairman of the Board (if there be one), the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number and the class or series of shares of stock of the Corporation owned by such stockholder. Any or all of the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 7.2 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate or certificates or uncertificated shares of stock of the Corporation in place of any certificate or certificates theretofore issued by the Corporation alleged by the owner thereof to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When issuing such new certificate or certificates or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such form and in such sum as it may direct to indemnify the Corporation

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against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.3 Transfers of Shares. Shares of stock of the Corporation shall only be transferable upon the books of the Corporation by the holders thereof, in person or by duly authorized attorney or legal representative and upon the surrender of a properly endorsed certificate or certificates for a like number of shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares of stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that if the certificate contains any legend or other statement restricting or otherwise providing any condition on transfers of the shares represented thereby, then the Corporation or the transfer agent of the Corporation shall effect such transfer only upon the terms of such legend or other statement and only if the Corporation or the transfer agent of the Corporation is satisfied, in its sole discretion, that all conditions to transfer have been satisfied. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation or any one or more classes owned by such stockholders in any manner not prohibited by law.

Section 7.4 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights, in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may by resolution fix, in advance, a record date that does not precede the date upon which the resolution fixing such record date was adopted, and with respect to stockholder meetings, is not more than sixty (60) nor less than ten (10) days prior to the date of such meeting, and with respect to other actions is not more than sixty (60) days prior to any such other action. If no record date is fixed by the Board of Directors, the record date (i) for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) for all other purposes shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto, except as otherwise required by Delaware law, the Certificate of Incorporation or these Bylaws. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 7.5 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in

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such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 7.6 Dividends. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, subject to the provisions of law and the Certificate of Incorporation. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of law and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall deem in the best interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.7 Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration or replacement of certificates for shares of stock of the Corporation. The Board of Directors may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.

ARTICLE VIII
OTHER SECURITIES OF THE CORPORATION

Section 8.1 Execution of Other Securities. All bonds, debentures and other corporate securities of the Corporation, other than stock certificates (covered in Section 7.1), may be signed by the Chairman of the Board (if there be one), the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal, if any, impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal, if any, on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the Corporation or such other person as may be authorized by the Board of Directors, to bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before any bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not cease to be such officer of the Corporation.

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ARTICLE IX
INDEMNIFICATION

Section 9.1 Right to Indemnification. The Corporation shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person is or was a director or an officer of the Corporation or such director or officer is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an "indemnitee"), to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than Delaware law permitted the Corporation to provide prior to such amendment), against all expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection therewith.

Section 9.2 Right to Advancement of Expenses. The right to indemnification conferred in Section 9.1 of these Bylaws shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred by an indemnitee in defending any such proceeding in advance of its final disposition (hereinafter, an "advancement of expenses"); provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses shall be made only upon receipt by the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal (hereinafter, a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 9.2 or otherwise.

Section 9.3 Right of Indemnitee to Bring Suit. If a claim under Section 9.1 or 9.2 of these Bylaws is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also for the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including

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its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article IX or otherwise shall be on the Corporation.

Section 9.4 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which any person may be entitled under any law, the Certificate of Incorporation, these Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

Section 9.5 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the General Corporation Law of the State of Delaware.

Section 9.6 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors in its discretion, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 9.7 Survival of Indemnification Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, be contract rights and such rights shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 9.8 Certain Definitions.

(a) For purposes of this Article IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

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(b) For purposes of this Article IX, (i) references to "other enterprises" shall include employee benefit plans; (ii) reference to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; (iii) references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and (iv) a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IX.

Section 9.9 Amendment or Repeal. Neither any amendment, repeal or other modification of any of the foregoing provisions of this Article IX nor the adoption of any provisions of these Bylaws inconsistent with this Article IX, shall eliminate, reduce or otherwise adversely affect any right or protection hereunder of any person in respect of any act or omission occurring or alleged to occur prior to the time of such amendment, repeal, modification or adoption.

ARTICLE X
GENERAL MATTERS

Section 10.1 Loans to Officers. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or any of its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at law.

Section 10.2 Disbursements. All checks, drafts, other orders or demands for payment of money, notes or other evidence of indebtedness of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time authorize.

Section 10.3 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors. If not otherwise so fixed, the fiscal year of the Corporation shall be the calendar year.

Section 10.4 Corporate Seal. The Board of Directors may, in its discretion, adopt a corporate seal. The corporate seal, if one is adopted by the Board of Directors, shall have inscribed thereon the name of the Corporation, the year of its organization and the words 'Corporate Seal, Delaware'. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 10.5 Certificate of Incorporation. All reference in these Bylaws to the Certificate of Incorporation shall mean the Certificate of Incorporation of the Corporation, as amended or restated from time to time, and shall include any Certificates of Designation thereunder.

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ARTICLE XI
AMENDMENTS

Section 11.1 Amendments. Except as otherwise provided in the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, in whole or in part, and new Bylaws may be adopted, by the Board of Directors or by the affirmative vote of stockholders holding at least a majority of the voting power of the Corporation.

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EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT

Name of Investor:

Jamers Watt, Chief Executive Officer Brew Dog USA, Inc.
96 Gender Rd
Canal Winchester, OH 43110

Re: BrewDog USA Inc. - 1,000,000 Shares of Common Stock (the "Shares")

1. Subscription. The undersigned hereby tenders this subscription and applies to purchase the number of Shares in BrewDog USA Inc., a Delaware corporation (the "Company") indicated below, pursuant to the terms of this Subscription Agreement. The purchase price of each Share is Fifty and No Cents ($50.00) payable in cash in full upon subscription. The undersigned further sets forth statements upon which you may rely to determine the suitability of the undersigned to purchase the Shares. The undersigned understands that the Shares are being offered pursuant to the Offering Circular filed with the Securities and Exchange Commission and its exhibits (the "Offering Circular"). In connection with this subscription, the undersigned represents and warrants that the personal, business and financial information provided to the Company along with this Subscription Agreement or through the websites www.BrewDog.com and www.BankRoll.Ventures, is complete and accurate, and presents a true statement of the undersigned's financial condition.

2. Representations and Understandings. The undersigned hereby makes the following representations, warranties and agreements and confirms the following understandings:

(i) The undersigned has received a copy of the Offering Circular, has reviewed it carefully, and has had an opportunity to question representatives of the Company and obtain such additional information concerning the Company as the undersigned requested. All questions of the undersigned have been satisfactorily answered prior to making this investment.

(ii) The undersigned has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the undersigned's investment, and to make an informed decision relating thereto; or the undersigned has utilized the services of his, her or its financial advisor or other investment representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the undersigned's investment, and to make an informed decision relating thereto.

(iii) The undersigned has evaluated the risks of this investment in the Company, including those risks particularly described in the Offering Circular, and has determined that the investment is suitable for him, her or it. The undersigned has adequate financial resources for an investment of this character, and at this time could bear a complete loss of his investment. The undersigned understands that any projections or other forward-looking statements that were made in the Offering Circular are mere estimates and may not reflect the actual results of the Company's

1

operations. The undersigned understands that the Use of Proceeds made in the Offering Circular are estimates, are not binding, and are subject to the Company's discretion, and may not reflect the actual use of proceeds by the Company of the funds they receive from this offering and from your investment.

(iv) The undersigned understands that the Shares are not being registered under the Securities Act of 1933, as amended (the "1933 Act") on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the 1933 Act, and that reliance on such exemption is predicated in part on the truth and accuracy of the undersigned's representations and warranties, and those of the other purchasers of Shares.

(v) The undersigned understands that the Shares are not being registered under the securities laws of certain states on the basis that the issuance thereof is exempt as an offer and sale not involving a registerable public offering in such state, since the Shares are "covered securities" under the National Securities Market Improvement Act of 1996. The undersigned understands that reliance on such exemptions is predicated in part on the truth and accuracy of the undersigned's representations and warranties and those of other purchasers of Shares. The undersigned covenants not to sell, transfer or otherwise dispose of a Share unless such Share has been registered under the applicable state securities laws, or an exemption from registration is available.

(vi) The amount of this investment by the undersigned does not exceed 10% of the greater of the undersigned's net worth, not including the value of his/her primary residence, or his/her annual income in the prior full calendar year, as calculated in accordance with Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, unless the undersigned is an "accredited investor," as that term is defined in Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, or is the beneficiary of a fiduciary account, or, if the fiduciary of the account or other party is the donor of funds used by the fiduciary account to make this investment, then such donor, who meets the requirements of net worth, annual income or criteria for being an "accredited investor."

(vii) The undersigned has no need for any liquidity in this investment and is able to bear the economic risk of his investment for an indefinite period of time. The undersigned has been advised and is aware that: (a) there is no public market for the Shares and a public market for the Shares may not develop; (b) it may not be possible to liquidate the investment readily; and (c) the Shares have not been registered under the Securities Act of 1933 and applicable state law and an exemption from registration for resale may not be available.

(viii) All contacts and contracts between the undersigned and the Company regarding the offer and sale to him or her of Shares have been made within the state indicated below his signature on the signature page of this Subscription Agreement and the undersigned is a resident of such state.

(ix) The undersigned has relied solely upon the Offering Circular and independent investigations made by him or her or his or her representatives and advisors with respect to the Shares subscribed for herein, and no oral or written representations beyond the Offering Circular

2

have been made to the undersigned or relied upon by the undersigned by the Company, its representatives or assigns, or any other person or entity.

(x) The undersigned agrees not to transfer or assign this subscription or any interest therein.

(xi) The undersigned hereby acknowledges and agrees that, except as may be specifically provided herein, the undersigned is not entitled to withdraw, terminate or revoke this subscription.

(xii) If the undersigned is a partnership, corporation, limited liability company or trust, it has been duly formed, is validly existing, has full power and authority to make this investment, and has not been formed for the specific purpose of investing in the Shares. This Subscription Agreement and all other documents executed in connection with this subscription for Shares are valid, binding and enforceable agreements of the undersigned.

(xiii) The undersigned meets any additional suitability standards and/or financial requirements that may be required in the jurisdiction in which he or she resides, or is purchasing in a fiduciary capacity for a person or account meeting such suitability standards and/or financial requirements, and is not a minor.

3. Escrow arrangements. Payment for the Shares shall be received by Prime Trust LLC (the "Escrow Agent") from the undersigned by transfer of immediately available funds or other means approved by the Company at least two days prior to the applicable closing, in the amount as set forth on the signature page hereto. Upon such closing, the Escrow Agent shall release such funds to the Company.

4. Issuer-Directed Offering; No Underwriter. The undersigned understands that the offering is being conducted by the Company directly (issuer-directed) and the Company has not engaged a selling agent such as an underwriter or placement agent. The undersigned acknowledges and agrees that Keystone Capital Corporation has been engaged to serve as an accommodating broker- dealer and to provide certain technology and transaction facilitation. Keystone Capital Corporation is not participating as an underwriter. The undersigned acknowledges that Keystone Capital Corporation has neither solicited your investment in the Company, recommended the Shares, provided any advice, including investment advice, nor is Keystone Capital Corporation distributing the Offering Circular or making any oral representations concerning the offering. Keystone Capital Corporation has not and will not conduct extensive due diligence of this offering and the undersigned should not rely on Keystone Capital Corporation's involvement in this offering as any basis for a belief that it has done extensive due diligence.

5. Foreign Investors. If the undersigned is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the undersigned hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental

3

or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The undersigned's subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the undersigned's jurisdiction.

6. Valuation. The undersigned acknowledges that the price of the Shares was set by the Company on the basis of the Company's internal valuation and no warranties are made as to value. The undersigned further acknowledges that future offerings of securities by the Company may be made at lower valuations, with the result that the undersigned's investment will bear a lower valuation.

7. Indemnification. The undersigned hereby agrees to indemnify and hold harmless the Company and all of its affiliates, attorneys, accountants, employees, officers, directors, broker- dealers, placement agents, Shareholders and other agents from any liability, claims, costs, damages, losses or expenses incurred or sustained by them as a result of the undersigned's representations and warranties herein or made through www.BrewDog.com and/or www.BankRoll.Ventures or otherwise being untrue or inaccurate, or because of a breach of this agreement by the undersigned. The undersigned hereby further agrees that the provisions of Section 7 of this Subscription Agreement will survive the sale, transfer or any attempted sale or transfer of all or any portion of the Shares. The undersigned hereby grants to the Company the right to setoff against any amounts payable by the Company to the undersigned, for whatever reason, of any and all damages, costs and expenses (including, but not limited to, reasonable attorney's fees) which are incurred by the Company or any of its affiliates as a result of matters for which the Company is indemnified pursuant to Section 7 of this Subscription Agreement.

8. Taxpayer Identification Number/Backup Withholding Certification. Unless a subscriber indicates to the contrary on the Subscription Agreement, he, she or it will certify that his taxpayer identification number is correct and, if not a corporation, IRA, Keogh, or Qualified Trust (as to which there would be no withholding), he is not subject to backup withholding on interest or dividends. If the subscriber does not provide a taxpayer identification number certified to be correct or does not make the certification that the subscriber is not subject to backup withholding, then the subscriber may be subject to twenty-eight percent (28%) withholding on interest or dividends paid to the holder of the Shares.

9. Governing Law. This Subscription Agreement will be governed by and construed in accordance with the laws of the State of Ohio. The venue for any legal action under this Agreement will be in the proper forum in the County of Franklin, State of Ohio.

10. Acknowledgement of Risks Factors. The undersigned has carefully reviewed and thoroughly understands the risks associated with an investment in the Shares as described in the Offering Circular. The undersigned acknowledges that this investment entails significant risks.

The undersigned has (have) executed this Subscription Agreement on this , 20 , at .

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SUBSCRIBER

______________________________
Signature

_____________________________
(Print Name of Subscriber)

______________________________
(Street Address)

______________________________
(City, State and Zip Code)

______________________________
(Social Security or Tax Identification Number)

Number of Shares ___________________________

Dollar Amount of Shares (At $50.00 per Share) _______________________

SUBSCRIPTION ACCEPTED:

___________________________ DATE: ___________________________

Brew Dog USA, Inc.
By: James Watt
Chief Executive Officer

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EXHIBIT 1A-6

MATERIAL CONTRACTS

EXHIBIT 1A-8

ESCROW AGREEMENT WITH PRIME TRUST LLC

EXHIBIT 1A-11

CONSENT OF INDEPENDENT AUDITORS

Acknowledgement of Independent Registered Public Accounting Firm

We agree to the inclusion in this Regulation A Offering Circular of our report dated June 13, 2017, with respect to the consolidated financial statements of BrewDog USA Inc. as of December 31, 2016 and 2015 and for the year ended December 31, 2016 and for the period from April 22, 2015 (inception) to December 31, 2015, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Grandview Heights, Ohio
January 22, 2018

EXHIBIT 1A-12

LEGAL OPINION OF KENDALL ALMERICO

DiMuroGinsberg PC
ATTORNEYS AT LAW

Bernard J. DiMuro
Nina J. Ginsberg
Michael S. Lieberman
Jonathan R. Mook
C. Thomas Hicks III
Stephen L. Neal, Jr.
Andrea L. Moseley
Stacey Rose Harris
Kendall A. Almerico*
M. Jarrad Wright
Sara M. Sakagami
Rachael E. Luzietti

Harvey B. Cohen
Senior Counsel

Cecil E.Key †
of Counsel
Jay P. Kesan †
of Counsel
Teresa M. Summers †
of Counsel

† Member of Key IP Law Group
* Licensed only in FL

January 18, 2018

Re: BrewDog USA Inc.

Dear Mr. Watt:

In connection with the Regulation A offering of Common Stock for BrewDog USA, Inc. dated January 18, 2018, please accept this letter as my opinion under the laws of the state of Delaware as to the legality of the securities covered by the Offering Statement.

It is my opinion that under the laws of the state of Delaware, the shares of Common Stock offered will, when sold, be legally issued, fully paid and non-assessable.

Very truly yours,

Kendall A. Almerico

1101 King Street, Suite 610
Alexandria, Virginia 22314
Tel: 703.684.4333 Fax: 703.548.3181

1750 Tysons Blvd., Suite 1500
Tysons Corner, Virginia 22102
Tel: 703.289.5118 Fax: 703.388.0648

EXHIBIT 1A-13

TESTING THE WATERS